Registration No. 333-277960

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NASCENT BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

2834

(Primary Standard Industrial Classification Code Number)

46-5001940

(I.R.S. Employer Identification Number)

623 17th Street Suite 4

Vero Beach FL, 32960

(612) 961-5656

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Corporate Administrative Services, Inc.

1955 Baring Blvd.

Sparks NV 89434

(775) 358-1412

(Name, address and telephone number of agent for service)

Communication Copies to:

Odom Law Group, APLC

Claudia J. McDowell, Esq.

24801 Pico Canyon Road., Suite 100

Stevenson Ranch, CA 91381

(661) 367-1699

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED: April__, 2024

NASCENT BIOTECH INC.

32,250,000 Shares of Common Stock

This prospectus relates to the conversion, sale and resale of up to 32,250,000 shares of Common Stock underlying the sale of the Company’s common stock, the exercise and resale up to 1,000,000 of common stock purchase warrants (the “Warrants”) issued to the Selling Security Holders which the Selling Security Holders may exercise at $0.05 per warrant exercised plus the conversion of convertible debt into shares of our common stock

We will receive the proceeds from any warrants exercised and any of the securities offered for sale as described herein.  We will not receive any proceeds from the sales of shares issued to the Selling Shareholders upon conversion of their convertible debt.

There is no minimum for this offering. Proceeds from the sale of the 20,000,000 shares being offered by the Company will be used to fund Phase 2 clinical trials of our drug as well as general and administrative expenses of the Company. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust, or similar account. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue until October 1, 2024, until all the shares being offered have been sold, or our Board of Directors decides it is in the best interests of the Company to terminate the offering, whichever occurs first.

We are registering for sale a total of 20,000,000 shares of our common stock at a fixed price of $0.15 per share to the general public on a self-underwritten, best efforts basis, which means our directors will attempt to sell the shares. The Offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We are making this offering without the involvement of underwriters or broker-dealers.

The offering of the 20,000,000 shares by the Company is a “best efforts” offering, which means that our directors will use their best efforts to sell the shares and there is no commitment by any person to purchase any shares. This Prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The offering shall terminate on the earlier of (i) October 1, 2024, (ii) the date when the sale of all 20,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 20,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Before making any investment in these securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 8 of this prospectus. We are a “smaller reporting company” under applicable law and will be subject to reduced public company reporting requirements.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Selling Security Holders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of shares of Common Stock they will hold after this offering. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTCQB under the symbol “NBIO”. On March 11, 2024, the last reported sale price of our Common Stock on the OTCQB was $0.15.

The Selling Security Holders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our Common Stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.nascentbiotech.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “Nascent”, “we,” “us,” “our,” and “our company” refer to Nascent Biotech Inc., a Nevada corporation.

Company Overview

NASCENT BIOTECH INC., a Nevada corporation (“Nascent” or the “Company”), is actively developing its primary asset, Pritumumab, for the treatment of brain cancer and pancreatic cancer. Nascent is also actively researching other cancers that have a high probability of benefiting from the therapeutic effects of Pritumumab because they share a common molecular target. Pritumumab has shown to have positive therapeutic effect at low doses in previous clinical studies in Japan.

Where You Can Find Us

Our executive offices are located at 613 US Hwy , suite 407, North Palm Beach, FL 33408 and our telephone number is (612) 961-5656. Our website address is www.nascentbiotech.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

Current Business

We are a clinical-stage biopharmaceutical company that develops monoclonal antibodies for the treatment of various forms of cancer. We focus on biologic drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seek to further develop those drug candidates for commercial use. We currently own a drug candidate, Pritumumab, for which we completed Phase 1 clinical trials.

Recent Developments

The Company completed Phase 1 clinical trials in April 2023 and was cleared to begin Phase 2 clinical trials by the United States Federal Drug administration in October 2023.

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THE OFFERING

Common Stock to be offered by the Selling Security Holders	10,000,000 shares issued to a third party; 1,250,000 shares of common stock issuable upon conversion of convertible debentures, 1,000,000 shares issuable upon exercise of warrants.

Common Stock to be offered by the Company as part of its best efforts offering	20,000,000 shares of common stock offered for sale by the Company.

Common Stock outstanding before the offering	Shares of Common Stock: 169,729,565

Common Stock to be outstanding after giving effect to the issuance of 32,250,000 shares of Common Stock	Shares of Common Stock: 191,879,565

Use of Proceeds	We may receive proceeds in the event any of the Warrants are exercised and from the sale of the 20,000,000 shares which the Company is offering to sell. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets QB Market quotation service platform under the symbol “NBIO”.

The number of shares of Common Stock outstanding is based on an aggregate of shares outstanding as of March 8, 2024 and excludes the shares of Common Stock issuable upon exercise of the Warrants.

For a more detailed description of the  Warrants, see “Private Placement”.

SUMMARY FINANCIAL DATA

Statement of Operations Data: For YE March 31, 2023

	2023	2022

Revenue	$--	$1,000,000

Operating expenses:
Consulting expense	1,096,245	547,933
General and administrative expense	405,295	379,424
Clinical trials	383,688	332,289
Research and development	270,529	197,406
Total operating expense	2,155,757	1,457,052
Income (loss) from operations	(2,155,757)	(457,052)

Other income (expense):
Interest income	274	12
Interest expense	(1,566,919)	(48,004)
Finance costs	(5,124)	(151,150)
Gain on debt forgiveness	28,000	5,000
Original interest debt discount	(156,229)	(287,979)
Gain on change in fair value of derivative liabilities	1,054,786	468,823
Total other income (expense)	(645,212)	(13,338)

Net income (loss) before income tax	(2,800,969)	(470,390)

Income tax	--	--

Net income (loss)	$(2,800,969)	$(470,390)

Net income (loss) per share, basic and diluted	$(0.02)	$(0.00)

Weighted average number of shares outstanding, basic and diluted	118,569,028	107,741,761

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Statement of Operations Data: For Three and Nine Months Ended December 31, 2023

	Three Months		Nine Months
	2023	2022	2023	2022
Operating expenses:
Consulting	194,521	$246,590	$1,120,073	$883,655
General and administrative expense	101,941	132,934	271,727	324,623
Clinical trials	19,102	39,627	82,467	219,155
Product manufacturing and filling	1,688	--	138,195	--
Research and development	47,170	55,875	101,388	188,503
Loss from operations	(364,422)	(475,026)	(1,713,850)	(1,615,936)

Other income (expense):
Interest income	3,920	144	4,312	160
Change in fair value of derivative	179,989	258,462	472,168	634,118
Financing costs	--	---	-	(5,124)
Gain on debt settlement	--	28,000	50,000	28,000
Loss on original issuance discount	(25,000)	--	(25,000)	(329,390)
Interest expense	107	(648,900)	(362,736)	(994,738)
Total other income (expense)	159,016	(362,294)	138,744	(666,974)

Net loss	$(205,406)	$(837,320)	$(1,575,106)	$(2,282,910)

Net loss per share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average number of shares outstanding, basic and diluted	167,244,367	119,500,985	151,121,962	115,398,628

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Balance Sheet Data: For Years Ended March 31, 2023 and 2022

	2023	2022
ASSETS
Current assets:
Cash	$172,186	$94,414
Prepaid	82,816	11,000

Total current assets	255,002	105,414

Total assets	$255,002	$105,414

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expense	$498,122	$776,890
Convertible note- net of discount	389,591	--
Derivative liability	663,426	--
Total current liabilities	1,551,139	776,890

Total liabilities	1,551,139	776,890

Commitments and Contingencies	--	--

Stockholders’ equity:
Preferred stock, $0.001 par value,50,000,000 authorized, zero Series A issued and outstanding, respectively	--	--
Common stock, $0.001 par value, 500,000,000 authorized, 131,764,348 and 111,313,175 issued and outstanding, respectively	131,764	111,313
Additional paid-in capital	20,194,874	18,039,017
Accumulated deficit	(21,622,775)	(18,821,806)
Total stockholders’ equity (deficit)	(1,296,137)	(671,476)
Total liabilities and stockholders’ equity	$255,002	$105,414

Balance Sheet Data: For Nine Months Ended December 31, 2023

	December 31, 2023	March 31, 2023
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$623,854	$172,186
Prepaid	17,442	82,816
Total current assets	641,696	255,002

Total assets	$641,296	$255,002

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$483,751	$498,122
Convertible note- net of discount	125,000	428,719
Accrued liabilities- related party	2,179	--
Derivative liability	--	663,426
Total current liabilities	610,930	1,551,139

Total liabilities	610,930	1,551,139

Commitments and contingencies		--

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 50,000,000 authorized, none issued and outstanding. respectively	--	--
Common stock, $0.001 par value; 500,000,000 authorized, 168,729,565 and 131,764,348 issued and outstanding, respectively	168,729	131,764
Additional paid-in capital	23,609,519	20,194,874
Accumulated deficit	(23,747,881)	(21,622,775)
Total stockholders’ equity (deficit)	30,367	(1,296,137)
Total liabilities and stockholders’ equity (deficit)	$641,296	$255,002

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RISK FACTORS

An investment our Common Stock is highly speculative and involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in an investment in us. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and the Offering before making an investment decision. You should also refer to the other information set forth in this prospectus and to the risk factors in our SEC filings.

Risks Related to our Business

The occurrence of an uncontrollable event such as the COVID-19 pandemic has negatively affected our operations. The resulting social distancing, travel bans, and quarantine delayed the start of our Phase I Trial.

We currently have no product revenues and no products approved for marketing and will need to raise additional capital to operate our business. We received license revenue during the years ended March 31, 2022 and 2021.

We have generated no product revenues but sold a license agreement which has the potential to generate $5 million of license fees based on specific milestones met by the Company. We have received $1,750,000 of the license fee before the license agreement was mutually canceled by the Company and the licensee holder . Until, and unless, we receive approval from the U.S. Food and Drug Administration, or FDA, or other regulatory authorities overseas for one or more of our drug candidates, we cannot market or sell our products and will not have product revenues. We are cleared to begin Phase 2 clinical trials for Pritumumab.

Moreover, each drug candidate will require time and capital before we can market the product. Therefore, for the foreseeable future, we do not expect to achieve any product revenues and will have to fund all of our operations and capital expenditures from cash on hand, licensing fees and grants, and potentially, future offerings. We will need to seek additional sources of financing, which may not be available on favorable terms. If we do not succeed in timely raising additional funds on acceptable terms, we may be unable to complete planned clinical trials or obtain approval of any drug candidates from the FDA and other regulatory authorities. Any additional sources of financing will likely involve the issuance of additional equity securities, which will have a dilutive effect on our stockholders.

We intend to use the services of outside service providers to conduct our clinical trials and manufacture our products.

Development, Regulatory Approval and Marketing of Products

The outcome of the lengthy and complex process of identifying new compounds and developing new products is inherently uncertain and involves a high degree of risk and cost. Drug discovery and development is time-consuming, expensive and unpredictable. The process from early discovery or design to development to regulatory approval can take many years. Drug candidates can fail at any stage of the process, including as the result of unfavorable clinical trial results. There can be no assurance regarding our ability to meet anticipated clinical trial commencement and completion dates, regulatory submission dates, and launch dates for product candidates, or as to whether or when we will receive regulatory approval for new products or for new indications or dosage forms for existing products. Decisions by regulatory authorities regarding labeling, ingredients and other matters could adversely affect the availability or commercial potential of our products, and there is no assurance that any of our proposed products will receive regulatory approval and/or be commercially successful.

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Post-Approval Data

As a condition to granting marketing approval of a product, the FDA may require a company to conduct additional clinical trials. The results generated in these Phase IV trials could result in loss of marketing approval, changes in product labeling, and/or new or increased concerns about the side effects or efficacy of a product. The Food and Drug Administration Amendments Act of 2007 (the FDAAA) gave the FDA enhanced post-market authority, including the explicit authority to require post-market studies and clinical trials, labeling changes based on new safety information, and compliance with FDA-approved risk evaluation and mitigation strategies. The FDA’s exercise of its authority under the FDAAA has in some cases resulted, and in the future, could result, in delays or increased costs during product development, clinical trials and regulatory review, increased costs to comply with additional post-approval regulatory requirements and potential restrictions on sales of approved products. Non-U.S. regulatory agencies often have similar authority and may impose comparable costs. Post-marketing studies, whether conducted by us or by others and whether mandated by regulatory agencies or voluntary, and other emerging data about marketed products, such as adverse event reports, may also adversely affect sales of our products. Further, the discovery of significant problems with a product similar to one of our products that implicate (or are perceived to implicate) an entire class of products could have an adverse effect on sales of the affected products. Accordingly, new data about our proposed products, or products similar to our proposed products, could negatively impact demand for these products due to real or perceived side effects or uncertainty regarding efficacy and, in some cases, could result in updated labeling, restrictions on use, product withdrawal or recall. Furthermore, new data and information, including information about product misuse, may lead government agencies, professional societies, practice management groups or organizations involved with various diseases to publish guidelines or recommendations related to the use of these products or the use of related therapies or place restrictions on sales. Such guidelines or recommendations may lead to lower sales of these products if and when they reach the market.

The expiration or loss of patent protection may affect future revenues and operating income.

The Company’s proposed products may rely on patent and trademark and other intellectual property protection. To the extent any of the Company’s intellectual property are successfully challenged, invalidated, or circumvented or to the extent it does not allow the Company to compete effectively, our business may suffer.

Competitors' intellectual property may prevent the Company from selling its proposed products or have a material adverse effect on the Company’s future profitability and financial condition.

Competitors may claim that our product infringes upon their intellectual property. Resolving an intellectual property infringement claim can be costly and time consuming and may require the Company to enter into license agreements. The Company cannot guarantee that it would be able to obtain license agreements on commercially reasonable terms. A successful claim of patent or other intellectual property infringement could subject the Company to significant damages or an injunction preventing the manufacture, sale or use of affected products. Any of these events could have a material adverse effect on our profitability and financial condition.

The Company research and development efforts may not succeed in developing commercially successful products and technologies, which may cause revenue and profitability to decline.

The Company is committing substantial efforts, funds, and other resources to research and development of its proposed products. A high rate of failure is inherent in the research and development of new products and technologies. The Company will be required to make ongoing substantial expenditures without any assurance that its efforts will be commercially successful. Failure can occur at any point in the process, including after significant funds have been invested.

Promising new product candidates may fail to reach the market or may only have limited commercial success because of efficacy or safety concerns, failure to achieve positive clinical outcomes, inability to obtain necessary regulatory approvals, limited scope of approved uses, excessive costs to manufacture, the failure to establish or maintain intellectual property rights, or infringement of the intellectual property rights of others. Even if the Company successfully develops new products or enhancements, they may be quickly rendered obsolete by changing customer preferences, changing industry standards, or competitors' innovations. Innovations may not be accepted quickly in the marketplace because of, among other things, entrenched patterns of clinical practice or uncertainty over third-party reimbursement. The Company cannot state with certainty when or whether any of its products under development will be launched, whether it will be able to develop, license, or otherwise acquire compounds or products, or whether any products will be commercially successful. Failure to launch successful new products or new indications for existing products may cause the Company’s products to become obsolete, causing our revenue and operating results to suffer.

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New products and technological advances by our competitors may negatively affect our operations

Any products that the Company develops will face intense competition from its competitors' products. Competitors' products may be safer, more effective; more effectively marketed or sold, or have lower prices or superior performance features than our products.

Liability claims may occur having a material adverse effect on revenues and financial condition.

The Company, once its product(s) make it to market, may be subject to product liability claims and lawsuits alleging that its products have resulted or could result in an unsafe condition for or injury to patients. Product liability claims and lawsuits, safety alerts or product recalls, and other allegations of product safety or quality issues, regardless of their validity or ultimate outcome, may have a material adverse effect on our business and reputation and on our ability to attract and retain customers. Consequences may also include additional costs, a decrease in market share for the products, lower income, or exposure to other claims. The Company has obtained product liability insurance but may not be able to obtain such coverage or obtain sufficient coverage to protect itself completely from said potential claims. Product liability claims could have a material adverse effect on our profitability and financial condition.

We have a limited operating history and are not profitable and may never become profitable.

We have a history of operating losses and no meaningful operations upon which to evaluate our business. Our accumulated deficit since inception through March 31, 2023 and December 31, 2023 was $21,622,775 and $23,747,881, receptively. We expect to incur substantial losses and negative operating cash flow for the foreseeable future as we commence clinical trials of our drug candidates, which we do not expect will be commercially available for several years, if at all. Even if we succeed in developing and commercializing one or more drug candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. The successful development and commercialization of any drug candidates will require us to perform a variety of functions, including:

•	undertaking phase 2 clinical trials;
•	hiring additional personnel;
•	participating in the regulatory approval processes;
•	manufacturing and formulating products;
•	initiating and conducting sales and marketing activities; and,
•	implementing additional internal systems and infrastructure.

We will need to raise additional capital to fund our business and generate significant revenue to achieve and maintain profitability. Additional financing may cause dilution to current investors and there can be no assurance that any additional financing will be on terms that are favorable to the Company and our shareholders. Without ongoing revenue, our ability to stay in business is contingent on outside capital and we currently have no commitments for such capital.

The departure of key personnel could affect the Company due to the loss of their expertise.

Our business plan was developed by our officers and will depend on their ability to develop pharmaceutical products. Without their expertise, it is unlikely we will be able to complete the development, testing and FDA approval process. We do not have the funds, at this time, to hire additional personnel and without our current management team; it is unlikely we would be able to obtain further funding. The loss of any member of management would severely hinder our ability to develop our proposed products. A failure on our part to retain the services of these key personnel could have a material adverse effect on our operating results and financial conditions. We do not maintain key man life insurance on any of our officers or employees.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended March 31, 2023 were prepared using the assumption that we will continue our operations as a going concern. We were incorporated in 2014 and do not have a history of earnings except for the years ended March 31, 2017, 2022 and 2021. As a result, our independent registered public accounting firm, in their audit report, has expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such activities may not be available or may not be available on reasonable terms. We believe that if we do not have sufficient funding, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all their investment in the Company.

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We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.

Currently, we do not have an independent audit committee. Our independent Director along with the other Directors functions as our audit committee and is comprised of three directors, two of whom are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act of 1934. An independent audit committee plays a crucial role in the corporate governance process, assessment of the Company's processes relating to its risks and control environment, oversight of financial reporting, and evaluation of internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent in its judgments and its ability to pursue the committee's responsibilities, this could compromise management of our business

Risks Relating to Our Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	technological innovations or new products and services by the Company or its competitors.
•	additions or departures of key personnel.
•	the Company’s ability to execute its business plan.
•	operating results that fall below expectations.
•	loss of any strategic relationship.
•	industry developments.
•	economic and other external factors; and,
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company, and which may dilute our share value.

Our Articles of Incorporation were amended to increase the authorized shares to 550,000,000 of which 500,000,000 shares are common Shares, par value $0.001 per share and 50,000,000 shares are preferred shares, $0.001 par value. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

The Company authorized a class of Series A convertible non-voting preferred stock with rights and preferences superior to those of the common stockholders and which might contain provisions giving them priority over the rights of the common stockholders. Any such class of preferred stock may result in substantial dilution to our common stockholders and have an adverse effect on any trading market for our common stock. As of the date of this filing, there were no preferred shares outstanding.

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FINRA sales practice requirements may limit a stockholders’ ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

The Company’s common stock is currently deemed to be “penny stock,” which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000) if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The Company’s Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, the Company’s Articles of Incorporation and Bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contains forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, our competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as similar statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PRIVATE PLACEMENTS

Common Stock

The Company is registering 10,000,000 shares of common stock held by a single shareholder. This selling security holder purchased 10,000,000 shares of the Company’s common stock at a price of $0.10 per share in September, 2023 in a private placement.  The Company granted the selling security holder piggyback registration rights as part of the private placement subscription agreement and is including these shares pursuant to that agreement.  The selling security holder is an unrelated third party.

This prospectus covers the offering of up to 1,250,000 shares of Common Stock being offered by the Selling Security Holders of Common Stock acquirable upon the issuance of Conversion Notice from the Selling Security Holders to the Company as described herein. We are registering the shares of Common Stock in order to permit the Selling Security Holders to offer its shares of Common Stock for resale from time to time. The Company issued a convertible debenture to this selling security holder in September, 2022 as part of a financing which raised $250,000. This agreement was subsequently amended in December, 2023 and extended the due date to May, 2024.  The Company also entered into a registration rights agreement as part of the financing.

The table below lists the Selling Security Holders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holders have sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holders have the right to acquire within sixty (60) days.

Warrants

The Warrants entitles the Selling Security Holders to purchase up to an aggregate of 1,000,000 shares of Common Stock at $0.05 per share for two years from the date of issuance of the Warrants. The adjustment for dilution is subject to adjustment for anti-dilution protection of asset distributions stock dividends, stock splits, combinations or similar events. The exercise price may be adjusted for any exercise price for a similar instrument if that instrument has a lower exercise price.

The Selling Security Holders have no right to exercise the Warrants to the extent that such exercise would result in any of them being the beneficial owner in excess of 9.99% (or, upon election of the Selling Security Holders, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99%.

The Selling Security Holders will receive all the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. To the extent we receive proceeds from the exercise of the Warrants, we will use those proceeds for working capital, our clinical studies, retirement of debt, officer salaries, product development and testing. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for each of the Selling Security Holders.

See “Plan of Distribution” elsewhere in this prospectus for more information.

USE OF PROCEEDS

To the extent we receive proceeds from the offering, we will use those proceeds for clinical trials, product manufacturing and vialing, research, working capital, and officer salaries. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holder.

See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 1,250,000 shares of Common Stock being offered by the Selling Security Holders of Common Stock acquirable upon the issuance of Conversion Notice from the Selling Security Holders to the Company as described herein. We are registering the shares of Common Stock in order to permit the Selling Security Holders to offer their shares of Common Stock for resale from time to time.

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The table below lists the Selling Security Holders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holders have sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holders have the right to acquire within sixty (60) days.

The Selling Security Holders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holders, based on its ownership as of March 4, 2024. The second column also assumes purchase of all shares of stock to be acquired under the maximum amount of securities to be issued by the Company to the Selling Security Holders, without regard to any limitations on purchase described in this prospectus or in the Subscription Agreement.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holders. Such aggregate amount of Common Stock does not take into account any applicable limitations on purchase of the securities under the Subscription Agreement.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable by the Company upon receiving a Notice of Conversion from the Selling Security Holders, and (ii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the common shares.

Because the issuance price of the common shares may be adjusted, the number of shares of Common Stock that will actually be issued upon issuance of the common shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Security Holders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The Selling Security Holders identified below has confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
GKCC, LLC	10,000,000	10,000,000	(2)	10,000,0000	5.21%
Platinum Point Capital, LLC	--	1,250,000	(3)	1,250,000	0.65%
Conversion of Warrants		1,000,000		1,000,000	0.52%
TOTAL	--	12,250,000		12,250,000	6.38%

Material Relationships with Selling Security Holders

The Selling Security Holders have not at any time during the past three (3) years acted as one of our employees, officers or directors or had a material relationship with us except with respect to transactions described above in “Private Placement.”

__________________________

(2)	Includes: 10,000,000 shares of common stock pursuant to that certain securities purchase agreement dated as of September 19, 2023 between the Company and GKCC, LLC.
(3)	Includes the conversion of $125,000 of convertible debt at $0.15 per share.
(4)	1,000,000 shares of common stock for underlying warrants issued as follows: Platinum Point Capital LLC, 250,000 warrants on September 6, 2022 and YI YAN II 750,000 warrants on August 29, 2022 .

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTCQB Market, which is sponsored by OTC Markets Group, Inc. The OTCQB Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTCQB Market under the symbol “NBIO.”

The following table sets forth the range of high and low bid quotations for our Common Stock for each of the periods indicated as reported by the OTCQB Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Trading Market

Quarter Ended	High	Low
December 31, 2023	0.23	0.07
September 30, 2023	0.16	0.05
June 30, 2023	0.07	0.04
March 31, 2023	0.20	0.04
December 31, 2022	0.31	0.14
September 30, 2022	0.45	0.15
June 30, 2022	0.32	0.05
March 31, 2022	0.06	0.05
December 31, 2021	0.09	0.05
September 30, 2021	0.10	0.07
June 30, 2021	0.11	0.05

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions.

Approximate Number of Equity Security Holders

As of March 4, 2024, there were approximately 166 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares maybe substantially larger than the number of stockholders of record.

Dividends

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available, therefore. We have never declared or paid any dividends on our Common Stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our Common Stock to our stockholders for the foreseeable future.

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Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

 These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of our common stock sold in this offering will exceed the as adjusted net tangible book value per share of our common stock after the completion of this offering. The net tangible book value  of our common stock at December 31, 2023 was $ 30,766, or $0.0002 per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock.

Our pro forma net tangible book value as of December 31, 2023 was $30,766, or $0.0002 per share, based on the total number of shares of our common stock outstanding as of December 31, 2023, after giving effect to, the conversion of  1,000,000 outstanding warrants into an equal number of shares of our common stock and the conversion of convertible debt into 1,250,000 shares of common stock.

After giving effect to the sale by us of 20,000,000 shares of our common stock in this offering at an assumed initial public offering price of $0.15 per share, our pro forma as adjusted net tangible book value as of December 31, 2023 would have been $2,030,766 or $0.01 per share. This represents an immediate increase in pro forma net tangible book value of $0.0008 per share to our existing stockholders and immediate dilution of $0.09 per share to investors purchasing shares of our common stock in this offering. There is no impact on dilution per share to investors participating in this offering as a result of the sale of shares of common stock by the selling stockholders. The following table illustrates this dilution:

Assumed public offering price per share		$0.15
Pro forma net tangible book value per share as of December 31, 2023	$0.0002
Increase in pro forma net tangible book value per share attributable to new investors in this offering	0.0008

Pro forma as adjusted net tangible book value per share immediately after this offering		0.01

Dilution in pro forma net tangible book value per share to new investors in this offering		$0.14

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the fiscal years ended March 31, 2023 and 2022.

General Overview of Our Business

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Business Overview

The Company is actively developing its primary asset, Pritumumab, for the treatment of brain cancer and pancreatic cancer. Nascent is also actively researching other cancers that have a high probability of benefiting from the therapeutic effects of Pritumumab because they share a common molecular target.

Current Business

We are a Phase 2 clinical-stage biopharmaceutical company that develops monoclonal antibodies for the treatment of various forms of cancer. We focus on biologic drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seek to further develop those drug candidates for commercial use. We currently own a drug candidate, Pritumumab, which we are developing.

Plan of Operation

We are focused on developing Pritumumab for the treatment of patients with brain cancer malignancies such as glioblastoma and malignant astrocytoma. The Company filed an Investigational New Drug (“IND”) application with the US Food and Drug Administration (“FDA”) for Phase I clinical trials on March 31, 2017. The FDA placed the submission on clinical hold requesting more data and clarification of some parts of the submission. On March 31, 2018, the Company amended its IND filing and, again, was not cleared to begin clinical trials by the FDA. On December 7, 2018, the Company received FDA clearance on its drug product lot to begin clinical trials. On May 6, 2019, the Company filed a submission with the FDA to gain complete release of the partial clinical hold. On August 7, 2019, Nascent Biotech Inc. (the “Company”) entered into a clinical trial agreement with Hoag Memorial Hospital (“Hoag”) for the Company to conduct its clinical trial of its drug, Pritumumab, at Hoag. The Company completed Phase 1 clinical trials in April 2023 and has been cleared to begin Phase 2 clinical trials.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Results of operations

The following summary of our results of operations should be read in conjunction with our consolidated financial statements for the years ended March 31, 2023 and 2022, and the three and nine months period ended December 31, 2023, which are included herein.

Expenses

Operating expenses for the year ended March 31, 2023 were $2,155,757 including research and development costs of $270,529, Phase 1 clinical trials of $383,688, general and administrative expenses of $405,295 and consulting expenses of $1,096,245 compared to the year ended March 31, 2022 in which our operating expenses were $1,457,052 with research and development costs of $197,406, consulting of $547,933 and general and administrative costs of $379,424. Operating expenses increased in the year ended March 31, 2023 over the same period in 2022 by $698,705 due primarily to the increase in consulting expenses in 2023 over 2022.

Other expense totaled $645,212 for the year ended March 31, 2023 compared to other expense of $13,338 for the same period in 2022. Other income consisted of change in fair value of $1,054,786, Original debt discount to interest of $156,229, interest expense of $1,566,919 and debt forgiveness of $28,000 in the year ended March 31, 2023 compared to interest expense of $48,004, gain in debt forgiveness of $5,000, finance costs of $151,150, original debt discount to interest of $287,979 and a change in fair value of $468,823 for the same period in 2022.

General and administrative expenses for the three and nine month periods ended December 31, 2023 was $101,941 and $271,727 compared to $132,934 and 324,623 for the periods ended December 31, 2022. Consulting expense for the three and nine month periods ending December 31, 2023 was $194,521 and $1,120,073 compared to $246,590 and $883,655 for the same periods in 2022. This increase in expenses for the three and nine month periods ended December 31, 2023 over the same period in 2022 was due primarily to increased consulting fee of $236,418 from the pricing of the shares issued to management for maintaining the percentage of ownership per their agreements. Expense was also increased by product filling cost of $138,195 for the nine months period ended December 31, 2023 versus none in the same period in 2022. This is the vialing of the bulk drug product for use in the clinical trials.

Research and development expenses for the three and nine month periods ended December 31, 2023 was $47,170 and $101,388 compared to $55,875 and $188,503 in the same periods in 2022. Clinical trials costs was $19,102 and $82,467, respectively, for the three and nine month periods ended December 31, 2023 compared to 39,627 and $219,155, respectively, for the same periods in 2022. Phase 1 clinical trials ended in March 2023. Until the commencing of Phase 2 clinical trials, the expenses for research and development plus clinical trial expenses will be minimal.

Total other income and expense during the three and nine month periods ended December 31, 2023 was other income of $159,016 and138,744, compared to other expense of $362,294 and $666,974 in the same periods in 2022. Other expense during the nine months in 2023 consisted of interest expense of $362,736, offset by a gain in debt settlement of $50,000 and a gain on the change of fair value of $472,168. Other expenses in the nine months period ended December 31, 2022 consisted of gain in fair value of $634,118, offset by interest expense of $994,738 and original note discount of $329,390.

For the three month and nine month periods ended December 31, 2023, our net loss was $205,406 and $1,575,106 compared to a net loss of $837,320 and $2,282,910 for the same periods in 2022. The difference between the periods was due primarily to the loss on original note discount in the nine months period ending December 31, 2022 over the same period in 2023.

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Revenue, Net Income and Loss

The Company recorded no revenue for the year ended March 31, 2023 and revenue of $1,000,000 from the initial payment from the sale of a license agreement during the year ended March 31, 2022.

Our net loss for the year ended March 31, 2023 was $2,800,969 compared to a net loss of $470,390 during the year ended March 31, 2022. The increase in net loss for the year ended March 31, 2023 is due to increased consulting expense compared to the year ended March 31, 2022 along with the license payments of $1,000,000 for the year ended March 31, 2022.

Our operations to date have been financed by the sale of our common stock and initial payments of a license sale. Our largest expenses to date have been research and development, IND filings and tests required for the filing and consulting fees. The research and development costs in 2023 increased from research and development costs in 2022 of $197,406 to $270.529.

For the three month and nine month periods ended December 31, 2023, our net loss was $205,406 and $1,575,106, respectively, compared to a net loss of $837,320 and $2,282,910 for the same periods in 2022. The difference between the periods was due primarily to the loss on original note discount in the nine months period ending December 31, 2022 over the same period in 2023.

Our operations to date have been financed by the sale of our common stock and initial payments of a licenses sale. Our largest expenses to date have been research and development, IND filings and tests required for the filing and consulting fees. The research and development in 2022 decreased from research and development costs in 2021, however we have incurred clinical trial expenses of $332,289 in 2022 over none in 2021.

We do not anticipate generating revenues in the foreseeable future other than future licenses sales or additional payments from licenses in effect, and any revenues that we generate may not be sufficient to cover our operating expenses. If we do not succeed in raising additional capital, we may have to cease operations and you may lose your entire investment.

Liquidity and Capital Resources

At March 31, 2023 we had cash of $172,186 and prepaid of $82,816 compared to cash of $94,414 and prepaid of $11,000 in the same period in 2022. Our accounts payable and accrued expense at March 31, 2023 was $498,122 consisting of $427,653 in accounts payable and $70,469 in accrued expense as compared to $776,890 in accounts payable as of March 31, 2022 consisting of accounts payable of $704,890 and accrued expense of $72,000 in the same period in 2022. Other liabilities include convertible notes of $389,591, net of discount and derivative liability of $663,426 as of March 31, 2023 compared to zero for both categories int the same period in 2022.

At December 31, 2023, the Company had working capital of $30,367. Current assets consist of cash of 623,854 and prepaid of $17,442 with current liabilities $610,930 consisting of accounts payable and accrued expense of $483,751and convertible notes, net of discount of $125,000.We have limited revenues from a license sale to satisfy our ongoing liabilities, however it is not known how much and the timing of the receipts of revenue. Our auditors have issued a going concern opinion. Unless we secure additional equity or debt financing, of which there can be no assurances, we may not be able to continue any operations.

Working Capital

Our total current assets, as of March 31, 2023, consisted of $255,002 in cash and prepaid as compared to total current assets of $172,186 consisting of cash and prepaid of $82,816. This compares to $94,313 in cash and $11,000 in prepaid for a total of $105,414 in the same period in 2022.

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Our total current liabilities as of March 31, 2023 were $1,551,139 as compared to total current liabilities of $776,890 as of March 31, 2022. The increase in current liabilities in the year ended March 31, 2023 over the same period in 2022 was primarily attributed to the addition of convertible notes of $389,591 and derivative liability of $663,426 in the year ended March 31, 2023 compared to zero for both categories in the same period in 2022.

As of March 31, 2023 the Company’s negative working capital was $1,296,137 compared to negative working capital of $671,476 as of March 31, 2021. The higher negative working capital from 2023 over 2022 can be attributed to the addition of the convertible notes and derivative liability offset by lower accounts payable and accrued expenses in 2023 over 2022.

As of December 31, 2023, the Company had total assets of $641,296 and total liabilities of $610,929. Stockholders’ equity as of December 31, 2023 was $30,367. This compares to a stockholders’ deficit of $1,296,137 as of March 31, 2023. Liabilities decreased in 2023 mainly as a function of lower convertible notes, net of discount and no derivative liability

Cash Flows

Operating Activities

Cash used in operating activities was $1,787,228 for the fiscal year ended March 31, 2023 compared to cash provided by operating activities of $413,479 in the year ended March 31, 2022. The increase in cash provided by operating activities as of March 31, 2022 is attributed to the collection of accounts receivable of $750,000 along with a lower net loss due to the revenue from the licenses agreement in 2022 over 2023.

Net cash used in operating activities in the nine months period ended December 31, 2023 was $834,332 compared to net cash used of $1,400,650 in the same period in 2022. The variance between the same periods in 2023 and 2022 relates mainly to a lower loss in the nine months period ended December 31, 2023 over the same period in 2022.

Investing Activities

Cash used in investing activities was zero for the fiscal years ended March 31, 2023 and three and nine months ended December 31, 2023.

Financing Activities

Cash provided by financing activities during the fiscal year ended March 31, 2023 was $1,865,000 compared to cash used in financing activities of $320,500 for the fiscal year ended March 31, 2022 The cash provided by financing activities in 2023 was due to proceeds from convertible notes of $1,932,000 offset by repayment of convertible notes of $275,000 and proceeds from proceeds from conversion of warrants of $208,000 compared to proceeds from convertible notes of $200,000 offset by repayment of convertible notes of $520,500 in the year ended March 31, 2022

Net cash provided by financing activities for the nine months period ended December 31, 2023 was $1,286,000 compared to net cash provided by financing activities of $1,865,000 in the same period in 2022. Cash provided in the nine months period ended December 31, 2023 consisted of common stock sold for cash of $1,461,000 offset by repayment of convertible notes of $400,000, compared to proceeds from convertible notes of $1,932,000 and warrant conversion of $208,000, offset by payment of convertible notes of $275,000 during the same period in 202Cash

Requirements

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for investors to obtain returns on their investments in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our budgeted expenses including the clinical trials of our product.

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Going Concern

The financial statements accompanying this report have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has limited licenses revenues and has not paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. As of March 31, 2023, our company has accumulated deficit of $21,622,775 and a working capital deficit of $1,296,137. We do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve month

Due to the uncertainty of our ability to meet our current operating expenses and the capital requirements noted below in their report on the financial statements for the year ended March 31, 2023 our independent auditors, included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments

Future Financings

We will require additional financing of an estimated $18,000,000 to enable us to proceed with our plan of operations, including phase 2 clinical trials plus presentation of data to the FDA to proceed to phase 3 clinical trials. These cash requirements are more than our current cash and working capital resources. Accordingly, we will require additional financing to continue operations and to repay our liabilities. There is no assurance that any party will advance additional funds to us to enable us to sustain our plan of operations or to repay our liabilities.

We anticipate continuing to rely on equity sales of our common stock to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing for the expansion of our exploration operations, and no potential lines of credit or sources of financing are currently available for proceeding with our plan of operations.

If we are unable to raise the funds that we require to execute our plan of operation, we intend to scale back our operations commensurately with the funds available to us.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Use of estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates were made for the fair value of Common Stock issued for services and for estimating the useful life used for depreciation and amortization of our long-lived assets, and the valuation of deferred income tax assets. Actual results and outcomes may differ from management’s estimates and assumptions.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

Results of Operations

Our results of operations for nine months ended December 31, 2023 and years ended March 31, 2023 and 2022 are summarized below:

	December 31, 2023	March 31, 2023	March 31, 2022
Revenue	$--	$--	$1,000,000
Cost of Revenue	--	$--	—
Net Loss	$(1,575,106)	$(2,800,969)	$(470,390)
Net Loss per Common Share, Basic and Diluted	$(0.01	$(0.02)	(0.00)
Weighted Average Number of Common Shares Outstanding, Basic and Diluted	151,121,962	118,569,028	107,741,761

We generated revenues from our operations from the sale of a license agreement for $1,000,00 during the year ended March 31, 2022. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies.

During the years ended March 31, 2023 and 2022 and three and nine  months periods ended December 31, 2023 and 2022, we had operating expenses of $2,155,757, $1,457,052, $364,422 and $1,713,850, respectively. The decrease in operating expenses is primarily a result of lower general and administrative expense and research and development expense.

Since inception, the majority of our time has been spent on developing and securing an IND for our drug and completing Phase 1 clinical trials. In addition we are preparing for our Phase 2 clinical trials.

Net Loss

Net loss was $2,800,969 for the year ended March 31, 2023 compared to $470,390 for the same period in 2022 and $205,406, $1,575,106 and $837,329 and $2,282,910 for the three and nine months periods ended December 31, 2023 and 2022, respectively.

We generated  revenues from our operations for the year ended March 31, 202 from the sale of a license agreement. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the business of securing regulatory approval for, and bringing, a drug to market, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies.

Management’s Plan of Operation

We do not have adequate funds to satisfy our working capital requirements for the next twelve months. We entered into the CSPA  to help fund our planned plan of operations including the clinical trials for our drug. Pursuant to the terms of our agreements with YII PN Ltd and Platinum Point Capital, LLC, we filed a registration statement with the SEC to register the shares of Common Stock to be issued under those agreements which became effective. The conditions included any acts constituting default under any of the agreements entered into on August 30, 2022 and September 6, 2022, respectively. As of December 31, 2023, the outstanding notes of YII PN Ltd and Platinum Point Capital LLC were satisfied through issuance of shares and the repayment of the balance of the loans outstanding.

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Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at March 31, 2023 compared to March 31, 2022 and December 31, 2023

	December 31, 2023	March 31, 2023	March 31, 2022
Current Assets	$641,296	$255,002	$105,414
Current Liabilities	$610,930	$1,551,139	$776,890
Working Capital (Deficit)	$30,366	$(1,296,137)	$(671,476)

At March 31, 2023, we had working capital deficit of $1,296,137 as compared to working capital deficit of $671,476 at March 31, 2022, an increase in working capital deficit of $624,661. As of December 31, 2023 the working capital was $30,366 an increase over March 31, 2023 of $1,326,503 due to the increase of capital raised during that period.

As of December 31, 2023, March 31, 2023 and March 31, 20221, we had cash and cash equivalents of  $623,854, $172,186 and $94,414, respectively. Our cash was not sufficient to meet our current obligations and the expenses associated with being a company that is fully reporting with the SEC. We believe we will require additional financing in the form of share issuance proceeds, debt financing or advances from our directors.

 Our business expansion will require significant capital resources that may be funded through the issuance of Common Stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status, we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

During the years ended March 31, 2023 and 2022 and three months periods ended December 31, 2023 and 2022 we had net losses of $2,800,969, $470,390, 205,406 and $1,575,106, respectively. Historically, we have relied on advances, loans and sales of common stock in private placements to fund general and administrative operating expenses.

As of March 31, 2023, the Company had no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 3 of our financial statements.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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BUSINESS

Overview

NASCENT BIOTECH INC., a Nevada corporation (“Nascent” or the “Company”), is actively developing its primary asset, Pritumumab, for the treatment of brain cancer and pancreatic cancer.  Nascent is also actively researching other cancers that have a high probability of benefiting from the therapeutic effects of Pritumumab because they share a common molecular target.  The Company continues exploring Pritumumab in its use against viruses.  Nascent has completed its research with their partner, Manhattan BioSolutions developing a traditional vaccine platform to create vaccines for viral infections.

On June 6, 2023, the Company mutually ended a license agreement with BioRay Pharmaceutical Co LTD and thereby regained worldwide rights for development and distribution of Pritumumab.

On June 8, 2021, the US Patent Office issued Patent Number 11028155 to the Company titled ”Enhanced Delivery of Drug to the Brain”.

On November 8, 2022, the US Patent Office issued Patent Number 11492394 to the Company titled “Kits and Containers for Treating Vimentin Expressing Tumors.”

Current Business

We are a Phase II Clinical Stage Biopharmaceutical Company that develops monoclonal antibodies for the treatment of various cancer types. We focus on biologic drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seek to further develop those drug candidates for commercial use.  We currently own drug candidate, Pritumumab, which we are developing as a treatment for epithelial cancers (which includes lung, breast, colon, brain, and pancreas).  Our initial focus is on patients with brain cancer malignancies such as glioblastoma and malignant astrocytoma.  Our focus is driven primarily by two factors: (1) brain cancer is a reasonably-sized orphan market–especially including metastatic brain cancer, and (2) an unmet need in cancer treatment.

Current brain cancer therapeutic strategies include chemotherapy drug Temodar®, surgery, and/or radiation.  Even when removed, most brain tumors come back within one-year post-surgery.  With current standards of care, only 58% of brain cancer patients live past the first year after diagnosis with certain types, anaplastic astrocytoma and glioblastoma, the five-year survival rates are 27% and 5%, respectively.  Based on clinical studies, we believe that Pritumumab may offer an advantage over existing treatments.  Nascent has addressed manufacturing questions by re-engineering antibody production into the commonly used CHO cell expression system.  Pritumumab works by binding to a target on the surface of cancer cells called ectodomain vimentin (also referred to as cell-surface vimentin).  The target, generally referred to as an antigen, is prevalent in many different tumor types and is not being targeted by any other biopharmaceutical companies.  By binding to this target, Pritumumab is able to make the tumor cells “known” to the body’s immune system, resulting in potentially several types of immune responses, including anti-idiotype, apoptosis, antibody-dependent cellular cytotoxicity and complement-dependent cytotoxicity, leading to death of the cancer cells and overall depletion of the tumor.

We expect to amplify on the past clinical development strategy during the next 12 months plan to:

•	commence Phase II clinical trials in the United States with Pritumumab third calendar quarter 2023.
•	continue to evaluate the application of Pritumumab in the treatment of other unmet ectodomain vimentin positive cancer types such as pancreatic.

On December 7, 2018, the Company received FDA clearance to begin clinical trials Phase I Clinical Trials.  Due to a production issues with their bulk substance and the COVID Pandemic, the Company began their Phase I clinical trial at Hoag Presbyterian Cancer Center in Newport Beach CA in December of 2020, enrolling their first patient in March of 2021.  On December 28, 2022 the  Company had completed all patients through cohort 5; the final cohort  of the Phase 1 clinical trial. The Company submitted its data and Phase II protocol to the USFDA and has been cleared to begin Phase II Clinical trials.

The results of the Phase 1 clinical trial were summarized in the poster presented in June, 2023 as ASCO, the leading oncology conference in the world.

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Brain Cancer Incidence and Prevalence

In the United States, the annual estimated new cases of Primary Tumor Brain Cancer each year are about 24,000, with estimated deaths about 18,000 per year. Brain cancer is the leading cause of cancer-related death in patients younger than age 20.  Gliomas (a broad term which includes all tumors arising from the gluey or supportive tissue of the brain), the cancer type for which orphan drug designation has been granted by the FDA, account for 80% of all malignant brain tumors.  Metastatic brain cancer (metastases to the brain from other sites) occurs in 20–40% of patients with metastatic disease and incidence increases with age. In the United States, over 100,000 cases of metastatic brain cancer are diagnosed each year with most originating from lung (50%) and breast (15-20%).

Our Goal and Strategy

Our goal is to become a leading oncology-focused biopharmaceutical company. The key elements of our strategy to achieve this goal are as follows:

•

Advance Pritumumab, our drug candidate, toward regulatory approval and commercialization. In Phase I/II Clinical Trials, we are primarily focused on developing Pritumumab for the treatment of patients with primary brain tumors.

•

Expand our claims by pursuing additional indications for Pritumumab, due to the target antigen’s (ectodomain vimentin) presence in a variety of cancers apart from brain cancer. Nascent will seek to expand it into other areas. Additionally, we believe Pritumumab could be an effective carrier protein for other anti-cancer drugs and can be developed as a diagnostic tool.

When the COVID-19 pandemic occurred, we learned that cell-surface vimentin may be a marker that the SARS-Cov-2 virus uses to “recognize” and infect target cells.  We engaged in research and found promising results for Pritumumab.  Employing Pritumumab, or a suitable fragment (e.g., the scFv fragment), might be a viable treatment for an individual infected by the virus.  Additionally, Nascent has engaged in research with Syracuse University to investigate using Pritumumab as an aerosol type treatment with promising results.  Nascent is currently seeking a partner to continue development of this project.  Nascent has signed an agreement to develop a vaccine research platform to include a COVID-19 vaccine with Manhattan BioSolutions using the BCG Bacteria.  This bacterium is currently being used as a treatment for Bladder Cancer and Tuberculosis.  The construct will be a traditional vaccine approach.

•

Evaluate the commercialization strategies on a product-by-product basis. As we move our drug candidates through development toward regulatory approval, we will evaluate several options for each drug candidate’s commercialization strategy. These options include entering into a joint marketing partnership with another pharmaceutical company or biotechnology company, whereby we jointly sell and market the product; and out licensing our product, whereby another pharmaceutical company or biotechnology company sells and markets our product and pays us on a developmental milestone and royalty on sales basis in North America. Our decision will be made separately for each product and will be based on several factors, including capital necessary to execute on each option, market size that needs to be addressed and terms of potential offers from other pharmaceutical and biotechnology companies.

Pritumumab in Cancer Patients

Our initial focus is on the development of Pritumumab as an intravenous treatment of patients with various types of brain cancer, most prominently gliomas and malignant astrocytoma.

Advantages of Pritumumab

Based on clinical studies to date, we believe that Pritumumab may offer an advantage over existing treatments.  The antibody is fully human.  This natural approach, we believe results in the molecule posing very little toxicity to the patient, particularly in comparison to chemotherapies, radiation and cytokine approaches that currently dominate the marketplace.  Further, the antibody binds to a very novel target that appears to be prevalent in a number of solid tumors.  A fully human approach will mimic and harness the body’s natural defense system to fight cancer and offer an efficacious and safer approach to other protocols, which can be devastating and life threatening in and of themselves.

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Disadvantages of Pritumumab

Given the low survival rates for current standard therapy in brain cancer, both in percentage and type, and the general safety associated with monoclonal antibodies currently approved in the United States for a variety of therapeutic indications, we believe that there are no disadvantages of Pritumumab to current therapy.

Development Plan

We initiated a US-based clinical trial of pritumumab in patients with brain cancer in March 2021.  In this trial, we are investigating the efficacy of Pritumumab on metastatic brain cancer and measure the effects on the primary tumor.  Our Phase I trial is a multiple ascending dose study employing significantly higher doses to test for safety and improved efficacy.  We believe we can complete the Phase II studies indicated above within a period of about 24 months and for a total cost of less than $18.5 million dollars.  This will, of course, require funding our planned capital raises as discussed elsewhere in this document.

Clinical Testing of Our Products in Development

Each of our products in development, and likely all future drug candidates, will require extensive clinical testing to determine the safety and efficacy of the product prior to seeking and obtaining regulatory approval for marketing and sale of the product.  This process is expensive and time consuming. In completing this pre-clinical and clinical testing, we are dependent upon third-party consultants, consisting mainly of investigators, collaborators, and contract research organizations, who will conduct such testing.

We and our third-party consultants conducted pre-clinical testing in accordance with Good Laboratory Practices, or GLPs, and clinical testing in accordance with Good Clinical Practices, or GCPs, which are international ethical and scientific quality standards utilized for pre-clinical and clinical testing, respectively. GCP is the standard for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials, and is required by the FDA to be followed in conducting clinical trials. Additionally, any pre-clinical and clinical testing completed in the European Union, (EU), is conducted in accordance with applicable EU standards, such as the EU Clinical Trials Directive (Directive 2001/20/EC of April 4, 2001), or the EU Clinical Trials Directive, and the national laws of the Member States of the EU implementing its provisions.

Intellectual Property

The US Food & Drug Administration has granted the Company orphan drug designation for use of Pritumumab against gliomas and pancreatic cancer. If we obtain marketing approval for Pritumumab or other drug candidates in the United States or in certain jurisdictions outside of the United States, we may be eligible for regulatory protection, such as seven years of market exclusivity under FDA orphan drug designation, up to five years of patent term extension potentially available in the United States under the Hatch-Waxman Act, 8 to 11 years of data and marketing exclusivity potentially available for new drugs in the European Union, up to five years of patent extension in Europe (Supplemental Protection Certificate), and eight years of data exclusivity potentially available in Japan. There can be no assurance that we will qualify for any such regulatory exclusivity, or that any such exclusivity will prevent competitors from seeking approval solely on the basis of their own studies. See “Government Regulation” below.  Our goal is to obtain, maintain and enforce patent protection for our products, formulation, processes, methods, and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our current product candidates and any future product candidates, proprietary information, and proprietary technology through a combination of contractual arrangements and patents, both in the United States and abroad. However, even patent protection may not always afford us with complete protection against competitors who seek to circumvent our patents. Our proprietary rights may not adequately protect our intellectual property and potential products, and if we cannot obtain adequate protection of our intellectual property and potential products, we may not be able to successfully market our potential products.”

We will depend upon the skills, knowledge, and experience of our scientific and technical personnel, as well as that of our advisors, consultants, and other contractors, none of which is patentable. To help protect our proprietary know-how, which is not patentable, and inventions for which patents may be difficult to obtain or enforce, we will in the future rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all of our employees, consultants, advisors, and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries, and inventions important to our business.

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On June 8, 2021  the US Patent Office issued Patent Number 11028155 to the Company titled ”Enhanced Delivery of Drug to the Brain”.

On November 8, 2022 the US Patent Office issued Patent Number 11492394 to the Company titled “Kits and Containers for Treating Vimentin Expressing Tumors” to the Company.

Manufacturing

We do not currently have our own manufacturing facilities. We intend to continue to use our financial resources to accelerate development of our drug candidates rather than diverting resources to establish our own manufacturing facilities. We intend to meet our clinical trial manufacturing requirements by continuing established relationships with third-party manufacturers and other service providers to perform these services for us.  We intend to continue these third-party relationships to maintain our supply of Pritumumab.  Should Pritumumab obtain marketing approval, we anticipate establishing relationships with third-party manufacturers and other service providers for the commercial production and manufacture of our product.  We have some flexibility in securing other manufacturers to produce our drug candidates; however, our alternatives may be limited due to proprietary technologies or methods used in the manufacture of some of our drug candidates.

Competition

The development and commercialization of new products to treat cancer is highly competitive, and we expect considerable competition from major pharmaceutical, biotechnology and specialty cancer companies. As a result, there are and will likely continue to be extensive research and substantial financial resources invested in the discovery and development of new cancer products. Our potential competitors include, but are not limited to, Genentech, Merk, Roche, Takeda, Array Biopharma and Ambit Biosciences. We are an early-stage company with no history of operations, and we acquired the rights to the drug candidates we expect to develop. Many of our competitors have substantially more resources than we do, including both financially and technically. In addition, many of our competitors have more experience than us in clinical development, manufacturing, regulatory and global commercialization. We are also competing with academic institutions, governmental agencies and private organizations that are conducting research in the field of cancer. We anticipate that we will face intense competition. We expect that our products under development and in clinical trials will address major markets within the cancer sector. Our competition will be determined in part by the indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential products or of competitors’ products may be an important competitive factor. Accordingly, the speed with which we can develop products, complete pre-clinical testing, clinical trials, and approval processes and supply commercial quantities to market are expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price, reimbursement, and patent position.

Government Regulation

United States—FDA Process

The research, development, testing, manufacture, labeling, promotion, advertising, distribution, and marketing, among other things, of drug products are extensively regulated by governmental authorities in the United States and other countries. In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or the FDCA, and its implementing regulations. Failure to comply with the applicable U.S. requirements may subject us to administrative or judicial sanctions, such as FDA refusal to approve pending New Drug Applications (NDAs) or Biologics License Applications (BLAs), warning letters, fines, civil penalties, product recalls, product seizures, total or partial suspension of production or distribution, injunctions and/or criminal prosecution.  In the case of Pritumumab, it is a biologic drug and the appropriate route for approval will be to submit a BLA.

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Drug Approval Process.

None of our drug product candidates may be marketed in the United States until the drug has received FDA approval. The steps required before a drug may be marketed in the United States generally include the following:

•	completion of extensive pre-clinical laboratory tests, animal studies, and formulation studies in accordance with the FDA’s GLP regulations;
•	development of a manufacturing process in accordance with the FDA’s current Good Manufacturing Practice (cGMP) regulations;
•	submission to the FDA of an Investigational New Drug (“IND”) application for human clinical testing, which must pass FDA review before human clinical trials may begin;
•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug for each proposed indication;
•	submission to the FDA of a BLA (Biologics License Application) after completion of all pivotal clinical trials;
•

satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the active pharmaceutical ingredient, or API, and finished drug product are produced and tested to assess compliance with current Good Manufacturing Practices (cGMPs); and,

•	FDA review and approval of the BLA prior to any commercial marketing or sale of the drug in the United States.

The development and approval process requires substantial time, effort, and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, if at all.  As noted above, the Company has received approval to commence human clinical trials with its currently manufactured drug product lot.  Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol must be provided to the FDA as part of a separate submission to the IND. Further, an Institutional Review Board (IRB) for each medical center proposing to conduct the clinical trial must review and approve the study protocol and informed consent information for study subjects for any clinical trial before it commences at that center, and it must monitor the study until it is completed. Study subjects must sign an informed consent form before participating in a clinical trial.

Clinical trials necessary for product approval typically are conducted in three sequential phases, but the phases may overlap. Phase 1 usually involves the initial introduction of the investigational drug into a limited population, typically healthy humans, to evaluate its short-term safety, dosage tolerance, metabolism, pharmacokinetics, and pharmacologic actions, and, if possible, to gain an early indication of its effectiveness. Phase 2 usually involves trials in a limited patient population to (i) evaluate dosage tolerance and determine appropriate dosage; (ii) identify possible adverse effects and safety risks; and (iii) evaluate preliminarily the efficacy of the drug for specific targeted indications. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive Phase 3 clinical trials. Phase 3 trials, commonly referred to as pivotal studies, are undertaken in an expanded patient population at multiple, geographically dispersed clinical trial centers to further evaluate clinical efficacy and test further for safety by using the drug in its final form. There can be no assurance that Phase 2 or Phase 3 testing will be completed successfully within any specified period of time, if at all. Furthermore, the Company, the FDA or an IRB may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Moreover, the FDA may approve a BLA for a product candidate but require that the sponsor conduct additional clinical trials to further assess the drug after BLA approval under a post-approval commitment. Post-approval trials are typically referred to as Phase 4 clinical trials.

During the development of a new drug, sponsors are given an opportunity to meet with the FDA at certain time points. These points may be prior to submission of an IND, at the end of Phase 2, and before a BLA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach an agreement on the next phase of development. Sponsors typically use the end of Phase 2 meeting to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 clinical trial that they believe will support approval of the new drug. If a Phase 3 clinical trial is the subject of discussion at an end of Phase 2 meeting with the FDA, a sponsor may be able to request a Special Protocol Assessment, the purpose of which is to reach an agreement with the FDA on the design of the Phase 3 clinical trial protocol design and analysis that will form the primary basis of an efficacy claim. If such an agreement is reached, it will be documented and made part of the administrative record, and it will be binding on the FDA unless public health concerns unrecognized at the time of the protocol assessment are evident and may not be changed except under a few specific circumstances.

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Concurrent with clinical trials, companies usually complete additional animal safety studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and the manufacturer must develop and validate methods for testing the quality, purity, and potency of the final drugs. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf-life.  Assuming successful completion of the required clinical testing, the results of the pre-clinical studies and of the clinical studies, together with other detailed information, including information on the manufacture and composition of the drug, are submitted to the FDA in the form of a BLA requesting approval to market the product for one or more indications. A BLA must be accompanied by a significant user fee, which we anticipate will be waived for the first BLA because NBI is a “qualified small business.”

The testing and approval process requires substantial time, effort, and financial resources. The agency reviews the application and may deem it to be inadequate to support the registration, and companies cannot be sure that any approval will be granted on a timely basis, if at all. The FDA may also refer the application to the appropriate advisory committee, typically a panel of clinicians, for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendations of the advisory committee, but it typically follows such recommendations.  Before approving a BLA, the FDA usually will inspect the facility or the facilities at which the drug is manufactured and will not approve the product unless the manufacturing is in compliance with cGMPs. If the FDA evaluates the BLA and the manufacturing facilities are deemed acceptable, the FDA may issue an approval letter, or in some cases, an approvable letter followed by an approval letter. Both letters usually contain a number of conditions that must be met in order to secure final approval of the BLA. When and if those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter. The approval letter authorizes commercial marketing of the drug for specific indications. As a condition of BLA approval, the FDA may require post-marketing testing and surveillance to monitor the drug’s safety or efficacy or impose other conditions.

The FDA may deny approval of a BLA by issuing a Complete Response Letter if the applicable regulatory criteria are not satisfied. A Complete Response Letter may require additional clinical data and/or an additional pivotal Phase 3 clinical trial(s), and/or other significant, expensive, and time-consuming requirements related to clinical trials, pre-clinical studies, or manufacturing. Data from clinical trials are not always conclusive and the FDA may interpret data differently than we or our collaborators interpret data. Alternatively, approval may occur with Risk Evaluation and Mitigation Strategies, or REMS, which limit the labeling, distribution, or promotion of a drug product. Once issued, the FDA may withdraw product approval if ongoing regulatory requirements are not met or if safety problems occur after the product reaches the market. In addition, the FDA may require testing, including Phase 4 clinical trials, and surveillance programs to monitor the safety effects of approved products which have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs or other information.

Expedited Review and Approval

The FDA has various programs, including Orphan Drug Designation and Fast Track approval, which are intended to expedite or simplify the process for reviewing drugs, and/or provide for accelerated approval.  Even if a drug qualifies for one or more of these programs, the FDA may later decide that the drug no longer meets the conditions for qualification or that the time period for FDA review or approval will be shortened.  Generally, drugs that may be eligible for these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs, and those that offer meaningful benefits over existing treatments.  For example, Fast Track is a process designed to facilitate the development and expedite the review of drugs to treat serious diseases and fill an unmet medical need.  Priority review is designed to give drugs that offer major advances in treatment or provide a treatment where no adequate therapy exists and provides for an initial review within six months as compared to a standard review time of 10 months.  Although Fast Track and priority review do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track designated drug and expedite review of the application for a drug designated for priority review.  As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform post-marketing clinical trials.

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Post-Approval Requirements

Oftentimes, even after a drug has been approved by the FDA for sale, the FDA may require that certain post-approval requirements be satisfied, including the conduct of additional clinical studies. In addition, certain changes to an approved product, such as adding new indications, making certain manufacturing changes, or making certain additional labeling claims, are subject to further FDA review and approval. Before a company can market products for additional indications, it must obtain additional approvals from the FDA, typically a new BLA or NDA. Obtaining approval for a new indication generally requires that additional clinical studies be conducted. A company cannot be sure that any additional approval for new indications for any product candidate will be approved on a timely basis, or at all. If post-approval conditions are not satisfied, the FDA may withdraw its approval of the drug. In addition, holders of an approved BLA are required to: (i) report certain adverse reactions to the FDA and maintain pharmacovigilance programs to proactively look for these adverse events, (ii) comply with certain requirements concerning advertising and promotional labeling for their products, and (iii) continue to have quality control and manufacturing procedures conform to cGMPs after approval. The FDA periodically inspects the sponsor’s records related to safety reporting and/or manufacturing facilities; this latter effort includes assessment of ongoing compliance with cGMPs. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. We intend to use third-party manufacturers to produce our products in clinical and commercial quantities, and future FDA inspections may identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution or require substantial resources to correct. In addition, discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved BLA, including recall of the product from the market or withdrawal of approval of the BLA for that drug.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products. Whether or not we obtain FDA approval for a product, we must obtain approval by the comparable regulatory authorities of foreign countries before we can commence clinical trials and approval of foreign countries or economic areas, such as the EU, before we may market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from place to place, and the time may be longer or shorter than that required for FDA approval.

In the European Economic Area, or EEA (which is comprised of the 27 member states of the EU, or Member States, plus Norway, Iceland, and Liechtenstein), medicinal products can only be commercialized after obtaining a Marketing Authorization, or MA. There are two types of marketing authorizations:

•

The Community MA, which is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use, or CHMP, of the European Medicines Agency, or EMA, and which is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, and medicinal products indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific, or technical innovation or which are in the interest of public health in the EU.

•

National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member State through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure. Under the Decentralized Procedure, an identical dossier is submitted to the competent authorities of each of the Member States in which the MA is sought, one of which is selected by the applicant as the Reference Member State. The competent authority of the Reference Member State prepares a draft assessment report, a draft summary of the specific product characteristics, or SPC, and a draft of the labeling and package leaflet, which are sent to the other Member States (referred to as the Member States Concerned) for their approval. If the Member States Concerned raise no objections, based on a potential serious risk to public health, to the assessment, SPC, labeling or packaging proposed by the Reference Member State, the product is subsequently granted a National MA in all the Member States (i.e., in the Reference Member State and the Member States Concerned). Under the above described procedures, before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety, and efficacy.

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As in the United States, it may be possible in foreign countries to obtain a period of market and/or data exclusivity that would have the effect of postponing the entry into the marketplace of a competitor’s generic product. For example, if any of our products receive marketing approval in the EEA, we expect they will benefit from 8 years of data exclusivity and 10 years of marketing exclusivity. An additional non-cumulative one year period of marketing exclusivity is possible if during the data exclusivity period (the first 8 years of the 10-year marketing exclusivity period), we obtain an authorization for one or more new therapeutic indications that are deemed to bring a significant clinical benefit compared to existing therapies. The data exclusivity period begins on the date of the product’s first marketing authorization in the EU and prevents generics from relying on the marketing authorization holder’s pharmacological, toxicological, and clinical data for a period of 8 years. After 8 years, a generic product application may be submitted and generic companies may rely on the marketing authorization holder’s data. However, a generic cannot launch until 2 years later (or a total of 10 years after the first marketing authorization in the EU of the innovator product), or 3 years later (or a total of 11 years after the first marketing authorization in the EU of the innovator product) if the marketing authorization holder obtains marketing authorization for a new indication with significant clinical benefit within the 8 year data exclusivity period. In Japan, our products may be eligible for eight years of data exclusivity. There can be no assurance that we will qualify for such regulatory exclusivity, or that such exclusivity will prevent competitors from seeking approval solely on the basis of their own studies.  When conducting clinical trials in the EU, we must adhere to the provisions of the EU Clinical Trials Directive and the laws and regulations of the EU Member States implementing them. These provisions require, among other things, that the prior authorization of an Ethics Committee and the competent Member State authority is obtained before commencing the clinical trial.

Pricing and Reimbursement

In the United States and internationally, sales of products that we market in the future, and our ability to generate revenues on such sales, are dependent, in significant part, on the availability of adequate coverage and reimbursement from third-party payers such as state and federal governments, managed care providers and private insurance plans. Private insurers, such as health maintenance organizations and managed care providers, have implemented cost-cutting and reimbursement initiatives and likely will continue to do so in the future. These include establishing formularies that govern the drugs and biologics that will be offered and also the out-of-pocket obligations of member patients for such products. We may need to conduct pharmacoeconomic studies to demonstrate the cost effectiveness of our products for formulary coverage and reimbursement. Even with studies, our products may be considered less safe, less effective, or less cost-effective than existing products, and third-party payers may not provide coverage and reimbursement for our product candidates, in whole or in part.

In addition, particularly in the United States and increasingly in other countries, we are required to provide discounts and pay rebates to state and federal governments and agencies in connection with purchases of our products that are reimbursed by such entities. It is possible that future legislation in the United States and other jurisdictions could be enacted that could potentially impact the reimbursement rates for the products we are developing and may develop in the future and also could further impact the levels of discounts and rebates paid to federal and state government entities. Any legislation that impacts these areas could impact, in a significant way, our ability to generate revenues from sales of products that, if successfully developed, we bring to market.  Political, economic, and regulatory influences are subjecting the healthcare industry in the United States to fundamental changes. There have been, and we expect there will continue to be, legislative and regulatory proposals to change the healthcare system in ways that could significantly affect our future business. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, the PPACA, enacted in March 2010, substantially changes the way healthcare is financed by both governmental and private insurers. Among other cost containment measures, PPACA establishes:

•	an annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs and biologic agents;
•

a Medicare Part D coverage gap discount program, in which pharmaceutical manufacturers who wish to have their drugs covered under Part D must offer discounts to eligible beneficiaries during their coverage gap period, or the donut hole; and

•	a formula that increases the rebates a manufacturer must pay under the Medicaid Drug Rebate Program.

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In the future, there may continue to be additional proposals relating to the reform of the U.S. healthcare system. Future legislation, including the current versions being considered at the federal level in the United States or regulatory actions implementing recent or future legislation, may have a significant effect on our business. Our ability to successfully commercialize products depends in part on the extent to which reimbursement for the costs of our products and related treatments will be available in the United States and worldwide from government health administration authorities, private health insurers and other organizations. Because the adoption of certain proposals could limit the prices, we are able to charge for our products, or the amounts of reimbursement available for our products, and could limit the acceptance and availability of our products, substantial uncertainty exists as to the reimbursement status of newly approved health care products by third-party payers.

Sales and Marketing

We currently have no marketing, sales, or distribution capabilities. We do, however, have worldwide commercialization rights for our drug candidates. In order to commercialize any of our drug candidates if and when they are approved for sale in the United States or elsewhere, we will need to develop the necessary marketing, sales, and distribution capabilities.  The FDA regulates all advertising and promotion activities for products under its jurisdiction both prior to and after approval, including standards and regulations for direct-to-consumer advertising, dissemination of off-label information, industry-sponsored scientific and educational activities and promotional activities involving the Internet. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved label. Further, if there are any modifications to the drug, including changes in indications, labeling, or manufacturing processes or facilities, we may be required to submit and obtain FDA approval of a new or supplemental NDA, which may require us to collect additional data or conduct additional pre-clinical studies and clinical trials. Failure to comply with applicable FDA requirements may subject a company to adverse publicity, enforcement action by the FDA, corrective advertising, consent decrees and the full range of civil and criminal penalties available to the FDA.

Physicians may prescribe legally available drugs for uses that are not described in the drug’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties, and often reflect a physician’s belief that the off-label use is the best treatment for the patients. The FDA does not regulate the behavior of physicians in their choice of treatments, but FDA regulations do impose stringent restrictions on manufacturers’ communications regarding off-label uses. Failure to comply with applicable FDA requirements may subject a company to adverse publicity, enforcement action by the FDA, corrective advertising, consent decrees and the full range of civil and criminal penalties available to the FDA.  Outside the United States, our ability to market a product is contingent upon obtaining marketing authorization from the appropriate regulatory authorities. The requirements governing marketing authorization, pricing and reimbursement vary widely from country to country.

We may also be subject to various federal and state laws pertaining to health care “fraud and abuse,” including anti-kickback laws and false claims laws. Anti-kickback laws make it illegal for a prescription drug manufacturer to solicit, offer, receive, or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a particular drug. Due to the breadth of the statutory provisions and the absence of guidance in the form of regulations and very few court decisions addressing industry practices, it is possible that our practices might be challenged under anti-kickback or similar laws. False claims laws prohibit anyone from knowingly and willingly presenting or causing to be presented for payment to third-party payers (including Medicare and Medicaid) claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. Our activities relating to the sale and marketing of our products may be subject to scrutiny under these laws.

Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines and civil monetary penalties, the possibility of exclusion from federal health care programs (including Medicare and Medicaid) and corporate integrity agreements, which impose, among other things, rigorous operational and monitoring requirements on companies. Similar sanctions and penalties also can be imposed upon executive officers and employees, including criminal sanctions against executive officers under the so-called “responsible corporate officer” doctrine, even in situations where the executive officer did not intend to violate the law and was unaware of any wrongdoing. Given the penalties that can be imposed on companies and individuals if convicted, allegations of such violations often result in settlements even if the company or individual being investigated admits no wrongdoing. Settlements often include significant civil sanctions, including fines and civil monetary penalties, and corporate integrity agreements. If the government were to allege or convict us or our executive officers of violating these laws, our business could be harmed. In addition, private individuals have the ability to bring similar actions. Our activities could be subject to challenge for the reasons discussed above and due to the broad scope of these laws and the increasing attention being given to them by law enforcement authorities. Further, there is an increasing number of state laws that require manufacturers to provide reports to states on pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the laws. Given the lack of clarity in laws and their implementation, our reporting actions could be subject to the penalty provisions of the pertinent state authorities.

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Other Laws and Regulatory Processes

We are subject to a variety of financial disclosure and securities trading regulations as a public company in the United States, including laws relating to the oversight activities of the Securities and Exchange Commission, or SEC, and, if our capital stock becomes listed on a national securities exchange, we will be subject to the regulations of such exchange on which our shares are traded. In addition, the Financial Accounting Standards Board, or FASB, the SEC, and other bodies that have jurisdiction over the form and content of our accounts, our financial statements and other public disclosure are constantly discussing and interpreting proposals and existing pronouncements designed to ensure that companies best display relevant and transparent information relating to their respective businesses.

Our present and future business has been and will continue to be subject to various other laws and regulations. Various laws, regulations and recommendations relating to safe working conditions, laboratory practices, the experimental use of animals, and the purchase, storage, movement, import and export and use and disposal of hazardous or potentially hazardous substances used in connection with our research work are or may be applicable to our activities. Certain agreements entered into by us involving exclusive license rights or acquisitions may be subject to national or supranational antitrust regulatory control, the effect of which cannot be predicted. The extent of government regulation, which might result from future legislation or administrative action, cannot accurately be predict

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Our executive officers are appointed by and serve at the pleasure of the board of directors until their death, resignation, or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Sean Carrick	President, Secretary, and Director	56	July, 2014
Doug Karas	Independent Director	61	April 2016
Lowell Holden	Chief Financial Officer and Director	81	July 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Lowell Holden – Chief Financial Officer and Director - Lowell Holden has been the Chief Financial Officer and Chief Accounting Officer of the Company since May of 2014. Since 1983, Mr. Holden has owned and operated his own consulting firm, LS Enterprises, Inc., which provides business consulting, accounting, and other services to businesses. Mr. Holden has a broad range of business experience including managing, securing financing, structuring of transactions, and is experienced and knowledgeable in managing relationships with customers, financing institutions and stockholders. Presently Mr. Holden serves as the Chief Financial Officer of Skkynet Cloud Systems, Inc (SKKY) and Chief Financial Officer and director of EMR Technology, Chief Executive Officer and director of PTS, Inc (PTSH) and President. Mr. Holden also has a background in assisting companies in fulfilling their financial auditing and SEC reporting requirements. Mr. Lowell Holden has a Bachelor of Science degree from Iowa State University.

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Sean Carrick – President and Director - Sean Carrick brings to Nascent a career that spans more than 25 years of experience building and leading successful medical device, Pharmaceutical and Biotech companies in large, mid-cap and venture-backed stages. Previously, Mr. Carrick served as President of Silver Star Mining Corporation from January 1, 2013 to November 2013 where he was responsible for all business management and strategic direction. Prior to Silverstar, Mr. Carrick served as Director of Sales, Southern US, from August 2010 through November 2012 at Maquet Medical Systems and Florida Director of Sales at the Linvatec Division of Conmed Corporation (December 2007 through July 2010). Mr. Carrick holds a BS Degree in Economics and Business Administration from Duquesne University and strategic leadership and management certificates from the Cogency Group, Eckerd College and Maquet Medical Systems. Mr. Carrick is also a director of EMR Technology Solutions, Inc.

Douglas J. Karas – Independent Director - Douglas J. Karas served as Vice President, Performance Analysis and Investment Risk for Franklin Templeton Companies LLC. Mr. Karas is responsible for investment Regulatory Governance, GIPS® Compliance, Fund Board, Sales and Marketing support. Mr. Karas brings cross-functional leadership and collaboration with a strong customer service focus at all organizational levels. Mr. Karas is an Affiliate member of the Tampa Bay CFA Society. Mr. Karas has been with Franklin Templeton Investments for 18 years. Prior to this position, he was the director- Financial Business Processes & Systems and was responsible for the firm’s corporate finance applications including treasury, accounting, corporate and fund taxation and corporate development and planning. He has extensive operations management, consulting, risk and regulatory compliance, re-engineering, project management, and system development experience. Previous positions with Franklin Templeton include senior manager financial operations, manager financial program management office and manager treasury accounting control compliance. Mr. Karas’ experience cuts across operations and applications and he has exposure to treasury cash, deal and risk; revenue calculations and recognition; external and internal financial reporting (including 10-K/10-Q, Business Line Profitability, Transfer Pricing and Fund Profitability), financial instruments (dollar rolls, derivatives, ABS and MBS- Security set-up and Maintenance, Pricing, Revenue Recognition, etc.); and Procedures of Portfolio Managers and Investment Advisors in accordance with the Securities Act of 1933 and 1934, Investment Company and Investment Advisor Acts of 1940. Prior to joining Franklin Templeton, Mr. Karas held positions with Transamerica Life Companies and Federated Investors. Mr. Karas graduated with a B.S. in business, accounting from the University of Pittsburgh and is a Certified Public Accountant.

Family Relationships

There are no family relationships among any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

The Board of Directors acts as the Audit Committee and the Board of Directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Incorporation laws of the state of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

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Our company currently does not have nominating, compensation committees or committees performing similar functions nor does our company have a written nominating, compensation, or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The directors believe that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our directors assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Audit Committee and Audit Committee Financial Expert

Our audit committee consists of our outside director Douglas Karas who serves as Chairman of the committee and sole member. Our board of directors has determined that none of the members of our audit committee qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Code of Ethics

We adopted a Code of Ethics applicable to all of our directors, officers, employees, and consultants, which is a “code of ethics” as defined by applicable rules of the SEC. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables sets for the compensation cash and accrual for all officers and directors during the past three years:

DIRECTORS and OFFICERS - COMPENSATION

		Annual compensation			Long-term compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other annual compen -sation ($)	Restricted stock award(s) ($)	Securities under- lying options/ SARs (#)	LTIP payouts ($)	All other compen- sation ($)	Total Compensation
Sean Carrick	2023	252,000	-	-	-	-	-	-	252,000
President-Director(2)	2022	252,000	-	-	-	-	-	-	252,000
Lowell Holden(1)	2023	180,000	-	-	-	-	-	-	180,000
CFO, Director	2022	180,000	-	-	-	-	-	-	180,000
Douglas (3)	2023	20,000	-	-	-	-	-	-	20,000
Karas, Director	2022	20,000	-	-	-	-	-	-	20,000

For the year ended March 31, 2023:

(1)	The Chief Financial Officer was paid $180,000 in cash.
(2)	The President and Chief Executive Officer was paid $252,000 in cash.
(3)	The director of the Company was paid $20,000 in director fees which was paid in stock.

As of March 31, 2023, the Company has no other Executive Compensation issues which would require the inclusion of other mandated table disclosures.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Stock Option Plan

As of March 31, 2023, the Company has 1,430,000 options issued and outstanding under our Stock Option Plan which have been granted to two officers and directors and three consultants. Each of the foregoing individuals has been awarded options which will vest in equal annual installments over a four year period with the first 20% vesting at the date of grant. All the options are exercisable between $0.18 and $0.50 per share.

The following table sets forth outstanding options and holders as of March 31, 2023:

Recipient	Title	Number Options
Sean Carrick	Officer and Director	375,000
Lowell Holden	Officer and Director	375,000
Employees and consultants as a group	--	680,000
Total		1,430,000

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Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,000,000	--	8,570,000
Equity compensation plans not approved by security holders	--	--	--
Total	10,000,000	--	8,570,000

The Company utilizes the shares available under the Plan described above to issue shares of stock as compensation to employees, consultants and officers and directors. At the end of each quarter, the Board of Directors of the Company determines the number of shares to be issued pursuant to the Plan.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We pay our independent director $5,000 per quarter either in cash or stock for being a director. Directors who are officers of the Company do not receive compensation for being directors.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors have received stock options to purchase common shares as awarded by our board of directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. No director received and/or accrued any cash compensation for their services as a director, including committee participation and/or special assignments. The directors have been awarded an aggregate of 750,000 options for the efforts as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Agreements

Currently, the Company has employment agreements with all its officers.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are appointed by and serves at the discretion of the Board of Directors or until their death, retirement, or removal from office.

Indemnification of Directors and Executive Officers and Limitation of Liability

Nevada law generally permits us to indemnify our directors, officers, employees, and agents. We, as a corporation organized in Nevada, may indemnify our directors, officers, employees, and agents in accordance with Nevada Law. Our Certificate of Incorporation, as amended, does not contain any specific language enhancing or limiting the general Nevada statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

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DIRECTOR COMPENSATION

Our directors do not receive any compensation for their services as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information concerning the number of shares of common stock owned beneficially as of March 1, 2024 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares of common stock they own.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common	Douglas Karas- Director 631 US Hwy 1 Suite 407 N Palm Beach, FL 33408	1,744,452	1.03%
Common	Lowell Holden – CFO & Director (1) 631 US Hwy 1 Suite 407 N Palm Beach, FL 33408	11,796,977	6.95%
Common	Dr Robert D Burke – 5% shareholder 631 US Hwy 1 Suite 407 N Palm Beach, FL 33408	21,272,889	12.53%
Common	Sean Carrick President, Secretary & Director 6631 US Hwy 1 Suite 407 N Palm Beach, FL 33408	22,709,007	13.38%
	All directors and executive officers as a group (3 persons)		21.36%

(1)	Mr. Holden holds 9,796,977 shares directly and 2, 000,000 shares indirectly

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Changes in Control

We are not aware of any arrangements that may result in changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On September 1, 2015, the Company entered into five (5) year employment contracts with three of its officers and directors. Under the terms of the agreements the Company issued shares of common stock to the officers and directors equaling 11% of the outstanding shares of the Company as of the date of the contracts. As additional future shares are issued, the officers and directors are entitled to additional shares, so their aggregate ownership percentage remains at 11% of the outstanding shares of the Company.

On September 1, 2020, the Company entered five-year compensation agreements with two of its officers and directors. Under the terms of the agreements the Company issued shares of common stock to the officers and directors equaling 18% of the outstanding shares of the Company as additional future shares are issued. The officers and directors are entitled to additional future shares, so their aggregate ownership percentage remains at 18% of the future outstanding shares of the Company. In addition, the officers ae entitled to future bonuses including a signing bonus totaling $170,000 which was accrued during the period ending March 31, 2022 plus additional bonuses based on their performance.

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The following table sets forth the shares earned under these contracts from inception through year ended March 31, 2023:

Officer and Director	Initial Share Awards Under the Contracts	Additional Shares Earned to Maintain Ownership Percentage	Total Shares Earned
President	1,028,910	10,052,269	11,081,179
Chief Financial Officer	617,346	5,258,723	5,876,069
Total	1,646,256	15,310,992	16,957,248

As of March 31, 2023, there was no accrued liabilities due to officers and directors.

 The following table sets forth the shares earned under these contracts for the two active officers as of December 31, 2023:

Officer and Director	Initial Share Awards Under the Contracts	Additional Shares Earned to Maintain Ownership Percentage	Total Shares Earned
President	1,028,910	14,487,669	15,516,579
Chief Financial Officer	617,346	7,476,173	8,093,519
Total	1,646,256	21,963,842	23,610,098

In addition, if the officers and directors are removed from the Company, they are entitled to receive a cash severance payment per annum for each year of the term of the contract less salary payments received to date of termination. The table below sets forth the annual salary and annual severance amounts per the contracts:

Officer and Director	Fiscal Year Annualized Compensation Base Being Paid	Non-dilutive shares percentage
President and CEO (2)	$252,000	12%
Chief Financial Officer (1)	$180,000	6%
Director (3)	$20,000	--
Total	$592,000	18%

For the year ended March 31, 2023:

(1)	The Chief Financial Officer was paid $180,000 in cash.
(2)	The President and Chief Executive Officer was paid $252,000 in cash.
(3)	The director of the Company was paid $20,000 in director fees which was paid in common stock of the Company.

During the year ended March 31, 2022, two officers and a director converted $128,333 of accrued payables into 2,407,010 shares of common stock.

During the year ended March 31, 2022, the Company issued 540,000 shares of Common stock to an individual for account payable with a value of $27,000.

During the year ended March 31, 2022, the Company issued 50,000 shares of common stock with a value of $5,250 for services.

During the year ended March 31, 2022, the Company issued 1,968,363 shares of common stock for the conversion of 54,130 shares of preferred stock.

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During the year ended March 31, 2022, the Company issued 1,513,719 shares of common stock with a value of $110,835 to three related parties for service.

In December 2021, an officer of the Company advanced the Company $21,220, $14,220 for accounts payable and $7,000 in cash. The Company repaid the advance on February 9, 2022.

During the three months ended June 30, 2022, two officers and a director were issued 1,052,500 shares of common stock with a value of $305,224 for services.

During the year ended March 31, 2023, the Company issued 3,815,414 shares of common stock with a value of $624,320 to three related parties for services.

Except as described above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party during the past two years, or in any proposed transaction to which our company is proposed to be a party:

A.	any director or officer;
B.	any proposed nominee for election as a director;
C.	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
D.	any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

Board Independence

Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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As currently constituted and applying the rules of NASDAQ, one of the members of our Board of Directors is independent. We are committed to eventually establishing a board in which a majority of our members consist of independent directors, as defined under the NASDAQ rules. Our ability to implement this goal will depend upon the growth of the Company and our ability to attract and compensate strategic persons willing to serve in that function.

We currently act with three directors, consisting of Lowell Holden, Doug Karas and Sean Carrick. We have a standing but not independent audit committee, but not a standing compensation or nominating committee, for which our entire board of director’s act in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

DESCRIPTION OF SECURITIES

General

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 500,000,000 shares of its Common Stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

Common Stock

The Company is authorized by its amended Certificate of Incorporation to issue an aggregate of 500,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”). As of March 1, 2023, 169,729,565 shares of Common Stock were issued and outstanding.

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment, and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company is authorized to issue an aggregate of 50,000,000 shares of preferred stock, par value $0.001. There are no shares of preferred stock currently issued and outstanding. There are no other classes of preferred stock designated and no shares of preferred stock are issued and outstanding. The Company authorized 1,500,000 shares of Series A Convertible Preferred Stock in July 2019. No Series A Shares are currently issued and outstanding.

The Preferred Stock authorized by our Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

41

Series A Preferred Stock

The 1,500,000 authorized Series A Convertible Preferred Stock have no dividends but accrue annual interest of seven percent (7%) payable upon redemption or conversion. The issuance price for Series A Shares is $1.00 per share. Series A Shares may be converted six months after issuance. Without the vote or consent of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock, (ii) authorize, create or issue any class or series of Common Stock of the Company other than the Common Stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by (i) or (ii), (v) amend this Certificate of Designations or (vi) enter into any merger or reorganization, or disposal of assets involving 20% of the total capitalization of the Company.

Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Company ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock and any other series of preferred stock ranking junior to the Series A Preferred Stock with respect to liquidation. The holders of the Series A Preferred Stock are not entitled to receive dividends per share of Series A Preferred Stock and the Company may after nine months from issuance redeem all or part of the Series A Preferred Stock not converted.

Dividend Policy

We have not declared dividends since our inception. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. with an address of 512 SE Salmon Street, Portland, OR 97214. Its phone number is (503) 227-2950.

Other Convertible Securities

As of the date hereof, other than the securities described above, we have one convertible note for $125,000 outstanding.

42

PLAN OF DISTRIBUTION

Selling Security Holders

The common stock to be issued upon conversion of convertible debt which is being offered by this prospectus is being offered by the Selling Security Holders. The common stock may be sold or distributed from time to time by the Selling Security Holders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The Selling Security Holders may use any one or more of the following methods when selling securities:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	In other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or ·

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Security Holders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Security Holders have informed us that they intend to use unaffiliated broker-dealers to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Common Stock Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securities Holders has informed us that each such broker-dealer will receive commissions from them that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the selling security holders can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between the Selling Securities Holders or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holders, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to the Selling Securities Holders. We have agreed to indemnify the Selling Securities Holders and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. the selling securities holders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling securities holders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The Selling Securities Holders have represented to us that at no time prior to the Common Stock Purchase Agreement has the Selling Securities Holders or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. the Selling Securities Holders agreed that during the term of the Common Stock Purchase Agreement, it, its agents, representatives, or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

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We have advised the Selling Securities Holders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the Selling Securities Holders.

Our common stock is quoted on The OTCQB Market under the symbol “NBIO”.

The Selling Security Holders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the Selling Security Holders are deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holders or any other person. We will make copies of this prospectus available to the Selling Security Holders and have informed the Selling Security Holders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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The Company

We are registering 20,000,000 shares of our common stock for sale at the price of $0.15 per share.

In the course of conducting this offering, the Company will not register as a broker-dealer under Section 15 of the Exchange Act. Instead, the Company will rely on the "safe harbor" provisions of SEC Rule 3a4-1, which provides an exemption from broker-dealer registration for individuals associated with an issuer involved in offering the issuer's securities.

Neither Mr. Carrick nor Mr. Holden has any statutory disqualifications as defined in Section 3(a)(39) of the Exchange Act. They will not receive compensation based on commissions or other remuneration tied directly or indirectly to securities transactions. In the past 12 months, neither Director has been a broker or dealer, nor an associated person of one. Following the offering, both Directors will primarily continue to perform substantial duties for the Company, unrelated to securities transactions, except in compliance with Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 20,000,000 shares offered, with a fixed price of $0.10 per share for the entire offering duration.

The Company may sell its shares directly to purchasers at its discretion and will not involve underwriters, dealers, or agents who would receive compensation in the form of discounts, concessions, or commissions. The shares may be sold in one or more transactions, all at a fixed price of $0.10 per share.

To comply with applicable state securities laws, the securities will be offered or sold in states where they are registered or qualified for sale, or where exemptions from registration or qualification are available and followed. Additionally, the company will adhere to relevant provisions, rules, and regulations under the Exchange Act during the effective period of this Registration Statement. All expenses related to the registration of shares, including those pursuant to state securities laws, will be covered by the company.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance there under. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of the date of this prospectus, we have outstanding and outstanding an aggregate of 169,729,565 shares of Common Stock of which approximately 80,856,480 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We adopted a 2015 Stock Option Plan (the “2015 Plan”) under which we are authorized to issue up to a maximum of 10,000,000 incentive stock options and non-qualified stock options to our directors, officers, employees, and consultants. The 2015 Plan was approved by our stockholders. The 2015 Plan authorizes the Board of Directors or a committee thereof, to grant awards of incentive stock options and non-qualified stock options upon such terms and conditions as the Board may determine. The Board of Directors administer the 2015 Plan.

As of December 31, 2023 the Company has 1,430,000 options issued and outstanding under our Stock Option Plan which have been granted to three officers and directors and three consultants. Each of the foregoing individuals has been awarded options which will vest in equal annual installments over a four year period with the first 20% vesting at the date of grant. All the options are exercisable between $0.05 and $0.50 per share.

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DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Private Corporation Act and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Odom Law Group, APLC will render a legal opinion as to the validity of the securities to be registered hereby.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration, statement have been audited by Fruci & Associates II, PLLC, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Nascent Biotech Inc., 6330 Nancy Ridge Drive, Suite 105, San Diego, CA 92121.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

46

NASCENT BIOTECH, INC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Nascent Biotech, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nascent Biotech, Inc. (“the Company”) as of March 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Derivatives on Convertible Loans

Description of the Critical Audit Matter

As discussed in Note 10 to the consolidated financial statements, several convertible notes have been issued that qualify for derivative accounting.

Auditing management's considerations related to the determination of the fair value of the derivative liabilities was complex and highly judgmental due to the significant estimates and assumptions required in determining the fair value of the derivatives on convertible loans.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to evaluating the Company’s accounting for derivatives on convertible loans and related accounts included the following, among others:

•	Independently confirmed notes payable and related terms of conversion with third party note holders.

•	Performed independent assessment of the appropriateness of the assumptions and estimates used by management to determine the fair value of the derivatives on convertible loans.

•	Assessed completeness and appropriateness of management's significant accounting policies disclosed related to derivatives on convertible loans.

We have served as the Company’s auditor since 2019. Spokane, Washington (PCAOB ID: 5525)
June 29, 2023

F-3

NASCENT BIOTECH, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31,

	2023	2022
ASSETS
Current assets:
Cash	$172,186	$94,414
Prepaid	82,816	11,000

Total current assets	255,002	105,414

Total assets	$255,002	$105,414

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expense	$498,122	$776,890
Convertible note- net of discount	389,591	-
Derivative liability	663,426	-
Total current liabilities	1,551,139	776,890

Total liabilities	1,551,139	776,890

Commitments and Contingencies	-	-

Stockholders’ equity:
Preferred stock, $0.001 par value,50,000,000 authorized, zero Series A issued and outstanding, respectively	-	-
Common stock, $0.001 par value, 500,000,000 authorized, 131,764,348 and 111,313,175 issued and outstanding, respectively	131,764	111,313
Additional paid-in capital	20,194,874	18,039,017
Accumulated deficit	(21,622,775)	(18,821,806)
Total stockholders’ equity (deficit)	(1,296,137)	(671,476)
Total liabilities and stockholders’ equity	$255,002	$105,414

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NASCENT BIOTECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR YEARS ENDED MARCH 31,

	2023	2022

Revenue	$-	$1,000,000

Operating expenses:
Consulting expense	1,096,245	547,933
General and administrative expense	389,767	379,424
Clinical trials	383,688	332,289
Research and development	270,529	197,406
Total operating expense	2,155,757	1,457,052
Income (loss) from operations	(2,155,757)	(457,052)

Other income (expense):
Interest income	274	12
Interest expense	(1,566,919)	(48,004)
Finance costs	(5,124)	(151,150)
Gain on debt forgiveness	28,000	5,000
Original interest debt discount	(156,229)	(287,979)
Gain on change in fair value of derivative liabilities	1,054,786	468,823
Total other income (expense)	(645,212)	(13,338)

Net income (loss) before income tax	(2,800,969)	(470,390)

Income tax	-	-

Net income (loss)	$(2,800,969)	$(470,390)

Net income (loss) per share, basic and diluted	$(0.02)	$(0.00)

Weighted average number of shares outstanding, basic and diluted	118,569,028	107,741,761

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NASCENT BIOTECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED MARCH 31, 2023 AND 2022

	Preferred Shares		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Stockholders' Equity (Deficit)

Balance at March 31, 2021	54,130	$54	104,834,083	$104,834	$17,774,023	$(18,351,416)	$(472,505)
Common stock for service	-	-	50,000	50	5,200	-	5,250
Common stock to related parties for service	-	-	1,513,719	1,514	109,322	-	110,836
Common stock to related parties for conversion of payables	-	-	2,407,010	2,407	125,926	-	128,333
Common stock for conversion of payables	-	-	540,000	540	26,460	-	27,000
Common stock issued for the conversion of preferred shares	(54,130)	(54)	1,968,363	1,968	(1,914)	-	-

Net loss	-	-	-	-	-	(470,390)	(470,390)

Balance at March 31, 2022	-	-	111,313,175	111,313	18,039,016	(18,821,806)	(671,476)
Common stock issued for service	-	-	1,000,000	1,000	59,000	-	60,000
Common stock issued for conversion of payables	-	-	37,700	38	9,237	-	9,275
Common stock issued to related party for service	-	-	3,815,414	3,815	620,505	-	624,320
Common stock issued for the conversion of debt	-	-	11,398,059	11,398	1,012,576	-	1,023,974
Common stock issued for the conversion of warrants	-	-	4,200,000	4,200	203,800		208,000
Warrants issued with convertible notes	-	-	-	-	178,739	-	178,739
Stock option expense	-	-	-	-	72,000	-	72,000

Net loss	-	-	-	-	-	(2,800,969)	(2,800,969)

Balance at March 31, 2023	-	$-	131,764,348	$131,764	$20,194,874	$(21,622,775)	$(1,296,137)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NASCENT BIOTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR YEARS ENDED MARCH 31,

	2023	2022

Cash flows from operating activities:
Net loss	$(2,800,969)	$(470,390)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock based compensation	60,000	5,250
Stock based compensation- related parties	624,320	110,835
(Gain) loss on fair value of derivative liabilities	(1,054,786)	(468,823)
Debt discount amortization	1,343,277	325,431
Loss on convertible notes	286,265	-
Stock option expense	72,000	-
Changes in operating assets and liabilities:
Accounts receivable	-	750,000
Prepaid	(71,816)	(11,000)
Accounts payable and accrued expenses	(245,519)	167,060
Due to related parties	-	5,116
Net provided by (cash used) in operating activities	(1,787,228)	413,479

Cash flows from financing activities:
Proceeds from convertible note	1,932,000	200,000
Common stock issued for the exercise of warrants	208,000	-
Repayment of convertible notes	(275,000)	(520,000)
Net cash provided by ( used in) financing activities	1,865,000	(320,500)

Net increase (decrease) in cash	77,772	92,979
Cash – beginning of year	94,414	1,435
Cash – end of year	$172,186	$94,414

SUPPLEMENT DISCLOSURES:
Interest paid	$11,135	$30,027
Income taxes paid	$-	$-

NON MONETARY TRANSACTIONS
Common stock issued for payables – related parties	$-	$128,333
Common stock issued for retiring preferred shares	$-	$1,968
Common stock issued for convertible debt	$1,023,974	$-
Common stock issued for accounts payable	$9,275	$27,000
Initial discount from derivatives	$178,739	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

NASCENT BIOTECH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Nascent Biotech, Inc (“Nascent “the Company”) was incorporated on March 3, 2014 under the laws of the State of Nevada.

On July 15, 2014 Biotech entered into a reverse merger with Jin-En Group International Holding Company (Jin-En). Jin-En issued 7,500,200 shares of its common stock for all the outstanding shares of Nascent Biotech, Inc. In addition, Jin-En cancelled 15,000,000 shares of its common stock. Prior to the merger Jin-En had 22,829,400 shares outstanding. Jin-En changed its name to Nascent Biotech, Inc. Jin-En had $19,000 of net liabilities at the date of the merger.

The Company is actively developing its primary asset Pritumumab for the treatment of brain cancer and pancreatic cancer. Nascent is also actively researching other cancers that have a high probability of benefiting from the therapeutic effects of Pritumumab because they share a common target. Nascent is a clinical stage biopharmaceutical company that focuses on biologic drug candidates that are preparing for initial clinical testing for the treatment of brain and pancreatic cancer. The Company has completed its phase one trial and submitted the data and protocol to the FDA on March 17, 2023 for review to commence phase 2 clinical trials. Once approval has been received from the FDA, the Company will commence its phase 2 clinical trials.

NOTE 2- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The Company has elected a fiscal year ending on March 31.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Nascent Biotech, Inc. and its wholly-owned subsidiary Nascent Biologics, Inc, which has been inactive since March 2015. All intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company as of March 31, 2023 did not have any cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. The extent to which the COVID-19 pandemic may directly or indirectly impact our business, financial condition, and results of operations is highly uncertain and subject to change. We considered the potential impact of the COVID-19 pandemic on our estimates and assumptions and there was not a material impact to our consolidated financial statements as of and for the year ended March 31, 2023. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

F-8

Revenue recognition

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606.

ASC Topic 606 prescribes a new five-step model entities should follow in order to recognize revenue in accordance with the core principle. These five steps are:

1.	Identify the contract(s) with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue when (or as) the entity satisfied the performance obligations.

The Company implemented the transition using the modified retrospective method of transition. The funds are not earned on milestones that have not been reached per the contract. Based on the cut off treatment of the recognition of revenue per the milestones specific to the license agreements, the Company has determined that there are no adjustments in the value of the revenue recognized from these contracts.

The Company had one revenue stream, which is the milestone payments of the license agreement with BioRay Pharmaceutical which is not earned or billed until the milestone per the agreement is met.

Accounts receivable

Accounts receivable are carried at face value less any provisions for uncollectible amounts. Accounts receivable are receivables from a license agreement. No allowance for bad debt was considered necessary for the years ended March 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the fair value recognition provision of the Financial Accounting Standards Board(“FASB”) Accounting Standards Codification (“ASC”) No 718. The Company issues restricted stock to employees and consultants for their services. Cost of these transactions are measured at fair value of the equity instrument issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as the expense in the period granted. The Company recognized consulting expense and a corresponding increase to the additional paid in capital related to the stock issued for services. For agreements requiring future services the consulting expense is to be recognized ratably over the requisite service period.

Research and Development Expense

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future alternative use for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life of the project or expensed as research and development as the material are consumed or written off if a product is abandoned. At March 31, 2023 and 2022, the Company had zero capitalization associated with materials held with a future alternative use. The cost of these materials was expensed as research and development as the materials are consumed or designated for usage. As the Company is preparing to begin clinical studies using a dose escalation method, it is not feasible to determine if the additional product will be needed for the brain cancer studies.

F-9

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the asset (3 to 5 years), beginning when the asset is available and ready for use. Expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of property and equipment are capitalized, while expenditures that do not, such as repairs and maintenance, are expensed as incurred. For the years ended March 31, 2023 and 2022, depreciation expense totaled zero, respectively.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value. There was no impairment recognized during the years ended March 31, 2023 and 2022.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of FASB ASC 740, Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities.

Basic and Diluted Net Income (Loss) per Share

Basic net income (loss) per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. During the year ended March 31, 2023 the Company had a net loss so the options and warrants outstanding were not part the loss per share calculation as they would be antidilutive. Diluted income (loss) per share calculations includes the dilutive effect of warrants and options on the weighted average of the per share calculation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

F-10

The three levels of the fair value hierarchy are as follows:

Level 1 –

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities, and listed equities.

Level 2 –

Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options, and collars.

Level 3 –

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

As of  March 31, 2023, the Company believes the amounts reported for cash, payables, accrued liabilities and amounts due to related parties approximate their fair values due to the nature or duration of these instruments.

The following table represents the change in the fair value of the derivative liabilities during the year ended March 31, 2023:

	Level 1	Level 2	Level 3
Fair value of derivative liability as of March 31, 2021	$-	$-	$302,156
Change in fair value at initial issuance	-	-	166,667
Change in fair value of the derivative	-	-	(468,823)
Balance at March 31, 2022	$-	$-	$-
Change in fair value at initial issuance and conversion	-	-	178,739
Change in fair value at conversion			(570,099)
Change in fair value of the derivative	-	-	1,054,786
Balance at March 31, 2023	$-	$-	$663,426

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company, as shown in the accompanying consolidated balance sheets, has working capital deficit of $1,296,137 and an accumulated deficit of $21,622,775 as of March 31, 2023. The Company does not have a source of revenue to cover its operating costs. These factors raise substantial doubt about the company’s ability to continue as a going concern.

The Company will engage in research and development activities that must be satisfied in cash secured through outside funding. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

F-11

NOTE 4– RELATED PARTY TRANSACTIONS

On September 1, 2020, the Company entered five-year compensation agreements with two of its officers and an independent director. Under the terms of the agreements the Company issued shares of common stock to the officers and directors equaling 18% of the outstanding shares of the Company as additional future shares are issued. The officers and directors are entitled to additional future shares so their aggregate ownership percentage remains at 18% of the future outstanding shares of the Company. In addition, the officers ae entitled to future bonuses including a signing bonus totaling $170,000 plus additional bonuses based on their performance.

Officer and Director	Fiscal Year Annualized Compensation Base Being Paid	Non-dilutive shares percentage
President and CEO (2)	$252,000	12%
Chief Financial Officer (1)	$180,000	6%
Director (3)	$20,000	-
Total	$452,000	18%

For the year ended March 31, 2023:

(1)	The Chief Financial Officers was paid $180,000 in cash.
(2)	The President and Chief Executive Officer was paid $252,000.
(3)	The director of the Company was paid $20,000 in director fees which was paid in stock.

The following table sets forth the shares earned under these contracts from inception through year ended March 31, 2023:

Officer and Director	Initial Share Awards Under the Contracts	Additional Shares Earned to Maintain Ownership Percentage	Total Shares Earned
President	1,028,910	10,052,269	11,081,179
Chief Financial Officer	617,346	5,258,723	5,876,069
Total	1,646,256	15,310,992	16,957,248

As of March 31, 2023, the Company had zero due to officers and directors.

In December 2021, an officer of the Company advanced the Company $21,220, $14,220 for accounts payable and $7,000 in cash. The Company repaid the advance on February 9, 2022.

During the year ended March 31, 2022 two officers and a director converted $128,333 of accrued payables into 2,407,010 shares of common stock.

During the year ended March 31, 2022 the Company issued 1,513,719 shares of common stock with a value of $110,835 to three related parties for service.

During the year ended March 31, 2023 the Company issued 3,815,414 shares of common stock with a value of $624,320 to three related parties for service.

F-12

NOTE 5 – LICENSE SETTLEMENT

On October 12, 2017, the Company signed a consulting agreement with a former license holder. Under the terms of the agreement the Company, commencing February 1, 2018 will pay the consultant $1,000 per month for 24 months. In addition, the Company will pay the consultant an additional $24,000 during the term of the agreement at the Company’s discretion. In return, the consultant forgave all royalty payments plus any past claims to the product per the previous agreement dated September 21, 2015, plus provide consulting services to the Company as directed by the Company. As of September 20, 2022  the consultant was paid in full.

NOTE 6 – EQUITY

On July 9, 2020,  the Company increased its authorized shares to 550,000,000 consisting of 50,000,000 preferred shares and 500,000,000 common shares all at par value $0.001.

Preferred Stock

On July 10, 2019, the Company filed an amended articles of Incorporation designating 1,500,000 shares of preferred stock as Series A non-voting Convertible preferred shares convertible into common stock at four shares of common for each one share of preferred.

During the year ended March 31, 2021 the Company issued 740,000 shares of Series A preferred stock and 3,700,000 warrants; 640,000 for $640,000 in cash and $100,000 for debt.  The stock is convertible into common stock at 10 cents per share or 50% of the lowest trading price, whichever is lower 5 days prior to conversion. The Company has the right to convert the shares nine months after the issuance. The warrants are convertible at $0.15 per share within two years of issuance. In addition the Company agreed to filing an S-1  for the common stock to be converted and the underlying common shares for the warrants.

During the year ended March 31, 2022  the Company issued 1,968,363 shares of common stock for the conversion of 54,130 shares of preferred stock.

As of March 31, 2023 and 2022 there we no outstanding preferred shares.

Common Stock

During the year ended March 31, 2022 two officers and a director converted $128,333 of accrued payables into 2,407,010 shares of common stock.

During the year ended March 31, 2022 the Company issued 540,000 shares of Common stock to an individual for account payable with a value of $27,000.

During the year ended March 31, 2022 the Company issued 50,000 shares of common stock with a value of $5,250 for service.

During the year ended March 31, 2022 the Company issued 1,968,363 shares of common stock for the conversion of 54,130 shares of preferred stock.

During the year ended March 31, 2022 the Company issued 1,513,719 shares of common stock with a value of $110,835 to three related parties for service.

During the year ended March 31, 2023 the Company issued 37,700 shares of common stock with a value of $9,275 for accounts payable.

During the year ended March 31, 2023, the Company issued 1,000,000 shares of common stock for clinical consulting with a value of $60,000.

F-13

During the year ended March 31, 2023, the Company 4,200,000 shares of common stock for the conversion of 4,200,000 warrants with a value of $208,000 received in cash.

During the year ended March 31, 2023 , the Company issued 3,815,414 shares of common stock with a value of $624,320 to three related parties for service.

During the year ended March 31, 2023 the Company issued 11,398,059 shares of common stock with a value of $1,023,975 for the conversion of debt and accrued interest.

NOTE 7 – OPTIONS

The Company under its 2015 option plan issues options to various officers, directors, and consultants. The options vest in equal annual installments over a five year period with the first 20% vested when the options were granted. All of the options are exercisable at a purchase price based on the last trading price of the Company’s common stock on the date of grant and have a term of 10 years.

On April 1, 2016, the Company issued 40,000 options to a consultant under the 2015 option program. The options are exercisable into the Company’s common stock at $0.30 per share, have term of 10 years and vest in 5 equal annual installments with the first installment vesting on the date of grant. This award to a nonemployee is revalued at each reporting period until completion of services.

On April 1, 2016, the Company entered a consulting agreement under which the consultant was granted 30,000 options. In addition, the consultant received additional option grants of 30,000 options on April 1, 2017 and 40,000 options on April 1, 2018. The options are exercisable into the Company’s common stock at $0.30 per share, have term of 10 years and vest in 5 equal annual installments with the first installment vesting on the date of grant.

On July 20, 2016, the Company granted from the 2015 Option Program 300,000 options each to three officers and directors for a total of 900,000 options being granted. The options are exercisable into the Company’s common stock at an exercise price of $0.301 per share and were vested and expensed at the date of issuance. The fair value at date of granted was determined to be $484,205.

On April 1, 2018, the Company granted from the 2015 Option Program 40,000 options to one consultant. The options are exercisable into the Company’s common stock at an exercise price of $0.25 per share and were vested and expensed at the date of issuance. The fair value at date of granted was determined to be $9,991.

On November 17, 2022 the Company issued 500,000 options to one individual with an exercise price of $0.18 per share. The options have a 5 year life and vested 250,000 options at inception and 25,000 options per month thereafter until fully vested. The options were fair valued using a volatility of 250%, discount rate of 4.35% at $114,531 to be amortized over the 5 year period.

During the years ended March 31, 2023 and 2022, the Company expensed $72,000 and zero, respectively related to its option awards. The unrecognized future balance to be expensed over the remaining vesting term of the options is 26,219 as of March 31, 2023.

The following sets forth the options granted and outstanding during the years ended March 31, 2023 and 2022:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Life	Number of Options Exercisable	Intrinsic Value
Outstanding at March 31, 2021	1,405,000	$0.34	4.80	1,405,000	$-
Granted	-	-	-	-	-
Exercised	-	-	-	-	-
Forfeited	(475,000)	-		(475,000)	-
Outstanding at March 31, 2022	930,000	$0.34	3.80	930,000	$-
Granted	500,000	0.18	4.75	-	-
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	--
Outstanding at March 31, 2023	1,430,000	$0.28	3.81	930,000	$-

F-14

 NOTE 8 – WARRANTS

During the year ended March 31, 2021, the Company granted 3,700,000 warrants to four entities as part of the issuance of 740,000 Series A convertible preferred shares.  The warrants expire in two years from grant date and are convertible into common stock at $0.15 per share. The warrants contain an anti-dilution clause which become effective if any instrument is issued after the warrant  issuance is converted into common stock at a price lower than the warrant conversion price.

The Company used the Black Scholes Pricing model to estimate the fair value of the warrants as of grant date, using the following key inputs: market prices of the Company’s common stock at dates of grant between $0.08-0.11 per share, conversion price of $0.15, volatility of 312.5%-314.49% and discount rate of 0.14-0.16%. Based on the fair value of the common stock of $437,000 and  value of the warrants of $349,605 the fair value of the warrants was calculated to be 41% of the total value or $303,000. During the year ended March 31, 2021 the valuation resulted in a deemed dividend from the down round calculation of $555,000 with a recalculated conversion price change to $0.04 per share.

On April 7, 2022, the Company issued 500,000 warrants as part of a convertible note issued the same date. The Company used the Black Scholes Pricing model to estimate the fair value of the warrants as of grant date using the following key inputs; market prices of the Company’s stock at date of grant  of $0.08 per share, conversion price of $0.12 per share, volatility of 132% and discount of 1.78%. The fair value of the warrants were calculated to be $ 26,000 and was used to allocate the proceeds to the two elements based on the relative fair value of the debt instruments without the warrants and of the warrants at the time of issuance. The portion of the proceeds were allocated to the warrants of $21,336 is accounted for as paid in capital. As of March 31, 2023 the 500,000 warrants were converted into 500,000 shares of common stock with a value of $60,000.

On August 31, 2022 the Company issued 750,000 warrants as part of a convertible note issued the same date. The Company used the Black Scholes Pricing model to estimate the fair value of the warrants as of grant date using the following key inputs; market prices of the Company’s stock at date of grant  of $0.41 per share, conversion price of $0.60 per share, volatility of 137% and discount of 3.50%. The fair value of the warrants were calculated to be $ 188,760 and was used to allocate the proceeds to the two elements based on the relative fair value of the debt instruments without the warrants and of the warrants at the time of issuance. The portion of the proceeds that were allocated to the warrants of $9,902 is accounted for as paid in capital.

On September 2, 2022 the Company issued 250,000 warrants as part of a convertible note issued the same date. The Company used the Black Scholes Pricing model to estimate the fair value of the warrants as of grant date using the following key inputs; market prices of the Company’s stock at date of grant  of $0.345 per share, conversion price of $0.60 per share, volatility of 137% and discount of 3.47%. The fair value of the warrants were calculated to be $50,273 and was used to allocate the proceeds to the two elements based on the relative fair value of the debt instruments without the warrants and of the warrants at the time of issuance. The portion of the proceeds were allocated to the warrants of $2,484 is accounted for as paid in capital.

The weighted average remaining life and intrinsic value of the warrants as of March 31, 2023 was.

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Life	Intrinsic Value
Outstanding at March 31, 2021	-	$0.00	0.00	$-
Granted	3,700,000	0.15	2.00
Exercised	-		-	-
Expired	-		-	-
Outstanding at March 31, 2022	3,700,000	$0.04	1.35	$-
Granted	1,000,000	0.60	1.75	-
Exercised	(3,700,000)		-	-
Expired	-		-	-
Outstanding at March 31, 2023	1,000,000	$0.60	1.50	$-

F-15

As of March 31, 2023 there were 1,000,000 warrants outstanding.

NOTE 9 – INCOME TAXES

At March 31, 2023 and 2022, the Company had federal net operating loss carry forwards of approximately $13,544,358 and $11,786,575 respectively.

Components of net deferred tax assets, including a valuation allowance, are as follows at March 31, 2023 and 2022:

	March 31, 2023	March 31, 2022
Deferred tax assets:
Net operating loss	$1,757,783	$319,880
Less: Valuation allowance	(1,757,783)	(319,880)
Net deferred tax assets	$-	$-

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 31, 2023.

Based on the recent change in corporation tax rates the Company calculated the deferred tax asset for the years ended March 31, 2023 and 2022 at 21%.

The Company, due to its losses, has not filed US Corporate tax returns and is subject to examination back to March 31, 2015.

NOTE 10 – CONVERTIBLE DEBT

On May 7, 2020, The Company issued an 8% $50,000 one year convertible note. The note was convertible into common stock at the lesser of $0.20 per share or 80% of the lowest closing bid five days prior to conversion.

On July 7, 2020, $50,000 of the one year convertible note payable was converted into 50,000 shares of series A preferred.

On October 28, 2020, the Company issued a $138,000 convertible note with an OID of $10,000. The note matures on October 28, 2021 and bears interest at 10% per annum. After 180 days the note may be converted into common stock of the Company at $0.04 per share or a 30% discount to the VWAP during the 20 days prior to conversion. The initial derivative was calculated using risk free interest of .18%, volatility of 212% and expected life of .50 years. On April 20, 2021, note was paid with the principal of $138,000, accrued interest of $6,805 and financing costs of $41,400.

On November 11, 2020, the Company issued a $82,500 convertible note with an OID of $7,500. The note matures on October 28,2021 with a fixed interest of 10%. After 180 days the note may be converted into common stock of the Company at a 35% discount to the lowest trading price during the 20 days prior to conversion. On April 22, 2021, the note was paid consisting of principal of $82,500, accrued interest of $8,250 and finance costs of $24,750.

F-16

On February 16, 2021, the Company issued a $100,000 convertible note with an OID of $5,000. The note matures on February 16, 2022, and bears fixed interest of 10%. After 180 days the note may be converted into common stock of the Company at a 30% discount to the lowest trading price during the 15 days prior to conversion. The initial derivative was calculated using risk free interest of .18%, volatility of 213% and expected life of 1.00 years. On August 16, 2021, the note was paid consisting of principal of $100,000, accrued interest of $5,000 and financing costs off $35,000.

On August 10, 2021, the Company issued a $200,000 convertible note. The note matures on February 10, 2022, and bears fixed interest of 10%. Within 180 days of issuance the note may be repaid at an escalating premium up to 125% of the face value of the note. After 180 days the note may be converted into common stock of the Company at $0.06 per share or a 25% discount to the lowest trading price during the 10 days prior to conversion. The initial derivative was calculated using risk free interest of .05%, volatility of 132% and expected life of 0.50 years. On March 28, 2022, the Note was paid consisting of $200,000 in principal, accrued interest of $997,260 and financing costs of $50,000.

On April 7, 2022, the Company issued a $275,000 convertible note with an OID of $25,000. The note matures on March 29, 2023, bears fixed interest of 8% plus contains a most favored nations statement. Within 180 days of issuance, the note may be repaid at a premium of 115% of the face value of the note and 150% of the unconverted balance of the note after 180 days and prior to maturity. After 180 days the note may be converted into common stock of the Company at $0.075 per share or a 20% discount to the lowest VWAP (Volume- Weighted Average Pricing) price during the 10 days prior to conversion. The initial derivative was calculated using risk free interest of .05%, volatility of 132% and expected life of 0.50 years. On September 9, 2022 the note was paid with the note principal of $275,000, interest of $9,162 and premium of $42,624 for a total of  $326,786.

On August 31, 2022 the Company entered into an agreement with an unrelated third party for convertible debentures totaling $1,500,000.  The first  $500,000 was  paid at closing with the second $500,000 paid on September 20, 2022, upon filing of an S-1 Registration, and the third $500,000 paid on September 27, 2022, upon the S-1 becoming effective.  Each debenture matures one year from date of issuance.  The interest rate for each debenture is six percent (6%) per annum and the Debenture may be converted at the lesser of $0.30 per share or eighty percent (80%) of the lowest VWAP of the Company’s common stock for ten consecutive trading days immediately prior to the conversion date and carried an original discount of 3% of the debenture face value. The Company also issued a warrant to purchase 750,000 shares of the Company’s common stock for a period of two years, expiring on August 30, 2024, at an exercise price of $0.60 per share.  As part of the agreement the Company filed an S-1 registration statement registering the underlying common shares for the debenture conversion and the warrants.

The initial derivatives were calculated for each debenture as follows:

1.	Debenture 1- risk free interest of 3.50%, volatility of 137% and expected life of 1.00 years
2.	Debenture 2- risk free interest of 4.03%, volatility of 140% and expected life of 1.00 years
3.	Debenture 3- risk free interest of 3.98%, volatility of 141% and expected life of 1.00 years

During the period ended March 31, 2023, the Company issued 9,539,197 shares of common stock with a value of $823,975 for the conversion of $800,000 of convertible note and $23,975 in interest, leaving a balance due of $700,000 of convertible notes plus accrued interest.

On September 2, 2022 the Company entered into an agreement with an unrelated third party for convertible debentures totaling $500,000.  The first  $250,000 was  paid at closing with the second $250,000 to be paid  upon the S-1 becoming effective. Each debenture matures one year from date of issuance.  The interest rate for each debenture is six percent (6%) per annum and the Debenture may be converted at the lesser of $0.30 per share or eighty percent (80%) of the lowest VWAP of the Company’s common stock for ten consecutive trading days immediately prior to the conversion date and carried an original discount of 3% of the debenture face value. The Company also issued a warrant to purchase 250,000 shares of the Company’s common stock for a period of two years, expiring on August 30, 2024, at an exercise price of $0.60 per share.  As part of the agreement the Company filed an S-1 registration statement registering the underlying common shares for the debenture conversion and the warrants. The initial derivative was calculated using risk free interest of 3.47%, volatility of 137% and expected life of 1 year. As of March 31, 2023 the funds  for the second debenture had not been received. During the year ended March 31, 2023, the Company issued 1,858,862 shares of common stock for the conversion of $200,000 of the convertible note leaving a balance of $50,000 plus accrued interest.  As of March 31, 2023 the second $250,00 had not been paid to the Company.

F-17

NOTE 11- LICENSE AGREEMENT

On March 31, 2021, the Company issued a license agreement for US $5,000,000 to BioRay Pharmaceutical Co, LTD, (Licensee) licensing Pritumumab internationally with the exclusion of North and Central America and the Caribbean Islands. Under the terms of the agreement the Company receives $250,000 upon signing of the agreement plus $750,000 with the start of the phase 1 clinical trials , which started in March 2021. In addition, the Company received $750,000 upon the initial patient enrolled at the dosage level of 8.0 mg/kg. Further payment of $2,500,000 will be received when the FDA approves the phase 2 clinical trials and $750,000 when the phase 2 clinical trials begin. Upon commercialization by the Licensee, the Company will receive a 9% royalty on net sales for 20 years. As of March 31, 2023 the Company received payments totaling $1,750,000 from the license. (See Note 13- Subsequent Events)

NOTE 12 –COMMITMENTS AND CONTINGENCIES

On June 30, 2016, the Company entered into a cell line sales agreement with the product manufacture. Under the terms of the agreement the company is obligated to make future payments based on the milestones of its achievements.  These future payments may be as followed;

1.	$100,000 upon the initiation (first dose/first patient) of the first Phase I clinical trial (or equivalent) of a product.
2.	$225,000 upon the initiation (first dose/first patient) of the first Phase III clinical trial (or equivalent) of a product.
3.	$225,000 payable upon the first BLA approval (or equivalent) of a product.
4.	Annual maintenance fee upon completion of phase I manufacturing or the transfer of the cell line from Catalent’s control of $50,000.
5.	A contingent sales fee upon product sales of 1% of sales or $150,000 whichever is greater.

As of March 31, 2023 the outstanding amount due the manufacture was $19,300.

On March 9, 2020, the Board of Directors of the Company adapted an expense bonus program. Under the program, if an acquisition, merger or change in control is affected, 10% of the value of the transaction will be allocated to pay the expenses of the transaction including but not limited to legal, accounting, transfer fees and other miscellaneous expense. The balance of the fund after expenses will be allocation 20% to directors and 80% to officers and employees of the Company as allocated by the Chief Executive Officer and approved by the Board of Directors.

On September 1, 2020, the Company entered five-year compensation agreements with two of its officers and directors. Under the terms of the agreements the Company issued shares of common stock to the officers and directors equaling 18% of the outstanding shares of the Company as additional future shares are issued. The officers and directors are entitled to additional future shares so their aggregate ownership percentage remains at 18% of the future outstanding shares of the Company.

NOTE 13 SUBSEQUENT EVENTS

On May 1, 2023 the Company issued 3,837,419 shares of common stock with a value of $151,578 for the conversion of $150,000 of convertible debt and $1,578 in accrued interest.

On May 17, 2023 the Company issued 1,331,919 shares of common stock with a value of $50,240 for the conversion of $45,000 of convertible debt and $5,240 in accrued interest.

On May 24, 2023 the Company issued 4,367,842 shares of common stock with a value of $165,978 for the conversion of $150,000 of convertible debt and $15,978 in accrued interest.

On June 6, 2023 the Company signed a mutual agreement with BioRay Pharmaceutical Co to terminate the license agreement, dated March 31, 2021. The termination of the agreement rescinds all rights by BioRay and returns to the Company, the global rights, which had been granted  BioRay under the agreement.

On May 30, 2023 the Company issued 100,000 shares with a value of $5,600 to one individual for service.

The Company has evaluated subsequent events to determine events occurring after March 31, 2023 through the date this report was issued there are not events  that would have a material impact on the Company’s financial results or require disclosure and have determined none exist other than those noted above in this footnote.

F-18

NASCENT BIOTECH, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	March 31, 2023
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$623,854	$172,186
Prepaid	17,442	82,816
Total current assets	641,696	255,002

Total assets	$641,296	$255,002

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$483,751	$498,122
Convertible note- net of discount	125,000	428,719
Accrued liabilities- related party	2,179	-
Derivative liability	-	663,426
Total current liabilities	610,930	1,551,139

Total liabilities	610,930	1,551,139

Commitments and contingencies		-

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 50,000,000 authorized, none issued and outstanding. respectively	-	-
Common stock, $0.001 par value; 500,000,000 authorized, 168,729,565 and 131,764,348 issued and outstanding, respectively	168,729	131,764
Additional paid-in capital	23,609,519	20,194,874
Accumulated deficit	(23,747,881)	(21,622,775)
Total stockholders’ equity (deficit)	30,367	(1,296,137)
Total liabilities and stockholders’ equity (deficit)	$641,296	$255,002

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

NASCENT BIOTECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AS OF DECEMBER 31,

(Unaudited)

	Three Months		Nine Months
	2023	2022	2023	2022
Operating expenses:
Consulting	194,521	$246,590	$1,120,073	$883,655
General and administrative expense	101,941	132,934	271,727	324,623
Clinical trials	19,102	39,627	82,467	219,155
Product manufacturing and filling	1,688	-	138,195	-
Research and development	47,170	55,875	101,388	188,503
Loss from operations	(364,422)	(475,026)	(1,713,850)	(1,615,936)

Other income (expense):
Interest income	3,920	144	4,312	160
Change in fair value of derivative	179,989	258,462	472,168	634,118
Financing costs	-	-	-	(5,124)
Gain on debt settlement	-	28,000	50,000	28,000
Loss on original issuance discount	(25,000)	-	(25,000)	(329,390)
Interest expense	107	(648,900)	(362,736)	(994,738)
Total other income (expense)	159,016	(362,294)	138,744	(666,974)

Net loss	$(205,406)	$(837,320)	$(1,575,106)	$(2,282,910)

Net loss per share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average number of shares outstanding, basic and diluted	167,244,367	119,500,985	151,121,962	115,398,628

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

NASCENT BIOTECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

THREE AND NINE MONTHS ENDED DECEMBER 31, 2023 AND 2022

(Unaudited)

			Additional		Total
	Common Stock		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance at March 31, 2022	111,313,175	$111,313	$18,039,016	$(18,821,806)	$(671,476)
Common stock issued to related parties	1,052,500	1,052	304,172	-	305,224
Common stock issued for warrant exercise	3,700,000	3,700	144,300	-	148,000
Common stock issued for service	1,000,000	1,000	59,000	-	60,000
Warrants issued with convertible notes	-	-	21,336	-	21,336
Net loss	-	-	-	(1,299,876)	(1,299,876)

Balance at June 30, 2022	117,065,675	117,065	18,567,825	(20,121,682)	(1,436,792)
Common stock issued to related parties	212,629	213	65,703	-	65,916
Common stock issued for warrant exercise	500,000	500	59,500	-	60,000
Common stock issued for convertible debt	379,080	379	101,594	-	101,973
Common stock issued for AP	37,700	38	9,237	-	9,275
Warrants issued with convertible notes	-	-	157,402	-	157,402
Net loss	-	-	-	(145,714)	(145,714)

Balance at September 30, 2022	118,195,084	118,195	19,961,261	(20,267,396)	(1,187,940)
Common stock issued to related parties	718,000	718	142,882	-	143,600
Common stock issued for convertible debt	3,133,088	3,133	451,461	-	454,594
Stock option expense	-	-	62,992	-	62,992
Net loss	-	-	-	(837,320)	(837,320)

Balance at December 31, 2022	122,046,172	$122,046	$19,618,596	$(21,104,716)	$(1,364,074)

Balance at March 31, 2023	131,764,348	$131,764	$20,194,874	$(21,622,775)	$(1,296,137)
Common stock issued to related parties	2,235,250	2,235	109,527	-	111,762
Common stock issued for convertible debt	9,537,180	9,537	358,259	-	367,796
Common stock issued for service	100,000	100	5,500	-	5,600
Change in derivative at conversion		-	191,258	-	191,258
Option expense	-	-	4,911	-	4,911
Net loss	-	-	-	(540,224)	(540,224)

Balance at June 30, 2023	143,636,778	143,636	20,864,329	(22,162,999)	(1,115,034)
Common stock issued to related parties	4,198,652	4,198	523,991	-	528,189
Common stock issued for cash	18,720,000	187,200	1,417,280	-	1,436,000
Common stock issued for service	180,000	180	8,820	-	9,000
Option expense	-	-	4,911	-	4,911
Deemed dividend from down round		-	550,000	(550,000)	-
Net loss	-	-	-	(829,476)	(829,476)

Balance at September 30, 2023	166,735,430	166,734	23,369,331	(23,542,475)	(6,410)
Common stock issued to related parties	387,885	388	65,634	-	66,022
Common stock for service	106,250	107	21,143	-	21,250
Common stock issued for cash	250,000	250	24,750	-	25,000
Common stock issued for convertible debt	1,250,000	1,250	123,750	-	125,000
Option expense	-	-	4,911	-	4,911

Net loss	-	-	-	(205,406)	(205,406)

Balance at December 31, 2023	168,729,565	$168,729	$23,609,519	$(23,747,881)	$30,367

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-21

NASCENT BIOTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

AS OF DECEMBER 31,

(Unaudited)

	Nine Months
	2023	2022

Cash flows from operating activities:
Net loss	$(1,575,106)	$(2,282,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation – related parties	705,974	514,740
Stock-based compensation	35,849	60,000
(Gain) loss in fair value of derivative liability	(472,168)	(64,118)
Debt discount amortization	380,409	(962,257
Loss on notes	(50,000)	286,265
Option expense	14,733	62,992
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	58,425	(373,796)
Accrued liabilities- related parties	2,179	-
Prepaid	65,374	3,917
Net cash provided by (used in) operating activities	(834,332)	(1,400,650)

Cash flows from financing activities:
Proceeds from the sale of common stock	1,461,000	-
Repayments of convertible notes	(400,000)	(275,000)
Proceeds from warrant conversion	-	208,000
Proceeds from convertible notes	225,000	1,932,000
Net cash provided (used) by financing activities	1,286,000	1,865,000

Net increase (decrease) in cash	451,668	464,350
Cash -beginning of year	172,186	94,414
Cash -end of period	$623,854	$558,764

SUPPLEMENT DISCLOSURES:
Interest paid	$-	$11,135
Income taxes paid	$-	$-

Non Cash Transactions
Warrants issued with convertible notes	$-	$-
Initial discount from derivatives	$-	$178,739
Common stock issued for debt conversion	$492,796	$556,567
Retirement of derivative at conversion of debt	$191,258	$-
Common stock issued for AP	$-	$9,275

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-22

NASCENT BIOTECH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Nascent Biotech, Inc. (“Nascent” or the “Company”) was incorporated on March 3, 2014 under the laws of the State of Nevada. The Company is actively developing Pritumumab for the treatment of brain cancer and pancreatic cancer. Nascent is also actively researching other cancers that have a high probability of benefiting from the therapeutic effects of Pritumumab because they share a common target. Pritumumab has shown to be very effective at low doses in previous clinical studies in Japan. Nascent is a phase 2 clinical trial biopharmaceutical company that focuses on biologic drug candidates that are preparing for initial clinical testing for the treatment of brain and pancreatic cancer.

On March 31, 2017, the Company filed its IND submission with the United States Food and Drug Administration (FDA) for clearance to begin Phase I clinical trials. On December 7, 2018, the Company received a letter from the FDA allowing it to use a specific lot of drug substance to begin phase 1 clinical trials. On March 15, 2021, the Company opened phase1 clinical trials. On August 10, 2023 the Company received clearance from the United States Food and Drug Administration to commence phase 2 clinical trials of brain cancer.

NOTE 2 - BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The Company has elected a fiscal year ending on March 31.

The accompanying unaudited interim consolidated financial statements of the Company for the three and nine months ended December 31, 2023 and 2022 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information in accordance with Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended March 31, 2023. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim periods presented herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any subsequent quarters or for an entire year.

Basis of Presentation

The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted loss per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method, convertible preferred stock, and convertible debt, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive common shares if their effect is antidilutive.

We have identified the conversion features of certain of our convertible notes payable as derivatives. We estimate the fair value of the derivatives using the American Option Binomial pricing model. We estimate the fair value of the derivative liabilities at the inception of the financial instruments, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility and variable conversion prices based on market prices as defined in the respective agreements. These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

F-23

Revenue recognition

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606.

ASC Topic 606 prescribes a new five-step model entities should follow in order to recognize revenue in accordance with the core principle. These five steps are:

1. Identify the contract(s) with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when (or as) the entity satisfied the performance obligations.

The Company implemented the transition using the modified retrospective method of transition. The funds are not earned on milestones that have not been reached per the contract. Based on the cut off treatment of the recognition of revenue per the milestones specific to the license agreements, the Company has determined that there are no adjustments in the value of the revenue recognized from these contracts.

Derivative debt

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments and supersedes the respective guidance within ASC 470-20 and ASC 740-10-55-51. With the elimination of the cash conversion and beneficial conversion feature models, more instruments will be accounted for as a single instrument rather than having their proceeds allocated between liability and equity accounting units.

The amendments in the ASU are effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted at the beginning of an entity’s annual fiscal year, but no earlier than fiscal years beginning after December 15, 2020. The Company is still evaluating the effects of the adoption of the amendment.

NOTE 3 - GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has minimal working capital and has incurred losses from operations. The Company has no revenue to cover its operating costs and the Company will incur additional expenses in the future developing their product. These factors raise substantial doubt about the company’s ability to continue as a going concern. The Company engages in research and development activities that must be satisfied in cash secured through outside funding. The Company may offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-24

NOTE 4 - RELATED PARTY TRANSACTIONS

On September 1, 2015, the Company entered five-year employment contracts with three of its officers and directors. One of the officers and director resigned as of September 30, 2020. Under the terms of the agreements the Company issued shares of common stock to the officers and directors equaling 11% of the outstanding shares of the Company as of the date of the contracts. As additional future shares are issued, the officers and directors are entitled to additional shares, so their aggregate ownership percentage initially remained at 11% (undated to 18% as noted below) of the outstanding shares of the Company. The agreements were amended on September 1, 2020, as noted below, and the table reflects the amendment to these agreements. The following table sets forth the shares earned under these contracts for the two active officers as of December 31, 2023:

Officer and Director	Initial Share Awards Under the Contracts	Additional Shares Earned to Maintain Ownership Percentage	Total Shares Earned
President	1,028,910	14,487,669	15,516,579
Chief Financial Officer	617,346	7,476,173	8,093,519
Total	1,646,256	21,963,842	23,610,098

On September 1, 2020, the Company entered five-year compensation agreements with two of its officers and directors. Under the terms of the agreements the Company issued shares of common stock to the two senior officers equaling 18% of the outstanding shares of the Company as additional future shares are issued. The officers are entitled to additional future shares, so their aggregate ownership percentage remains at 18% of the future outstanding shares of the Company.

Officer and Director	Fiscal Year Annualized Compensation Being Paid
President	$250,000
Chief Financial Officer	$180,000
Total	$430,000

During the nine months ended December 31, 2023, two officers and a director were issued 6,821,785 shares of common stock with a value of $705,974 for service.

As of December 31, 2023, the Company owed a related party $2,179 in expenses.

NOTE 5 - EQUITY

Common

During the nine months ended December 31, 2022, two officers and a director were issued 1,983,363 shares of common stock with a value of $514,740 for service.

During the nine months ended December 31, 2022, four entities were issued 3,700,000 shares of common stock with a value of $208,000 for the exercise of 4,200,000 warrants.

During the nine months ended December 31, 2022, the Company issued 37,700 shares of common stock with a value of $9,275 for accounts payable.

During the nine months ended December 31, 2022, the medical director was issued 1,000,000 shares of common stock with a value of $60,000 for service.

During the nine months period ended December 31, 2022, the Company issued3,512,168 shares of common stock with a value of $556,565 for the conversion of $550,000 of convertible notes and $6,565 in interest.

During the nine months ended December 31, 2023, two officers and a director were issued 6,821,785 shares of common stock with a value of $705,974 for service.

During the nine months ended December 31, 2023, the Company issued 10,787,180 shares of common stock with a value of $492,796 for the conversion of debt and accrued interest.

F-25

During the nine months ended December 31, 2023, the Company issued 100,000 shares of common stock with a value of $5,600 for service.

During the nine months ended December 31, 2023, the Company issued 18,970,000 shares of common stock with a value of $1,461,000 for cash.

During the nine months ended December 31, 2023, the Company issued 386,250 shares of common stock with a value of $35,850 for service.

NOTE 6 - OPTIONS

During the nine months period ended December 31, 2023, the Company recognized $14,733 in option expense leaving a balance of unrecognized option expense of $61,259.

The following sets forth the options granted and outstanding during the nine months ended December 31, 2023:

Weighted
		Weighted	Average
		Average	Remaining	Number of
		Exercise	Contract	Options	Intrinsic
	Options	Price	Life	Exercisable	Value
Outstanding at March 31, 2023	1,430,000	$0.28	3.81	930,000	$--
Granted		--	--	--	--
Exercised	--	--	--	--	--
Outstanding at December 31, 2023	1,430,000	$0.28	3.06	1,230,000	$60,000

The weighted average remaining life and intrinsic value of the options as of December 31, 2023, was 3.06 years and zero, respectively.

NOTE 7 - WARRANTS

During the year ended March 31, 2021 the Company issued 3,700,000 warrants and  used the Binomial Pricing model to estimate the fair value of the warrants as of grant date, using the following key inputs: market prices of the Company’s common stock at dates of grant between $0.08-0.11 per share, conversion price of $0.15, volatility of 312.5%-314.49% and discount rate of 0.14-0.16%. Based on the fair value of the common stock of $437,000 and  value of the warrants of $349,605 the fair value of the warrants was calculated to be 41% of the total value or $303,000. During the year ended March 31, 2021 the valuation resulted in a deemed dividend from the down round calculation of $555,000. As of December 31, 2022  3,700,000 warrants were converted into 3,700,000 shares of common stock for cash at a value for $148,000.

On April 7, 2022, the Company issued 500,000 warrants as part of a convertible note issued the same date. The Company used the Binomial  Pricing model to estimate the fair value of the warrants as of grant date using the following key inputs; market prices of the Company’s stock at date of grant  of $0.08 per share, conversion price of $0.12 per share, volatility of 132% and discount of 1.78%. The fair value of the warrants were calculated to be $ 26,000 and was used to allocate the proceeds to the two elements based on the relative fair value of the debt instruments without the warrants and of the warrants at the time of issuance. The portion of the proceeds allocated to the warrants of $21,336 is accounted for as paid in capital. As of September 23, 2022 the 500,000 warrants were converted into 500,000 shares of common stock with a value of $60,000.

On August 31, 2022 the Company issued 750,000 warrants as part of a convertible note issued the same date. The Company used the Binomial  Pricing model to estimate the fair value of the warrants as of grant date using the following key inputs; market prices of the Company’s stock at date of grant  of $0.41 per share, conversion price of $0.60 per share, volatility of 137% and discount of 3.50%. The fair value of the warrants were calculated to be $ 188,760 and was used to allocate the proceeds to the two elements based on the relative fair value of the debt instruments without the warrants and of the warrants at the time of issuance. The portion of the proceeds that were allocated to the warrants of $9,902 is accounted for as paid in capital.

F-26

On September 2, 2022 the Company issued 250,000 warrants as part of a convertible note issued the same date. The Company used the Binomial Pricing model to estimate the fair value of the warrants as of grant date using the following key inputs; market prices of the Company’s stock at date of grant  of $0.345 per share, conversion price of $0.60 per share, volatility of 137% and discount of 3.47%. The fair value of the warrants were calculated to be $50,273 and was used to allocate the proceeds to the two elements based on the relative fair value of the debt instruments without the warrants and of the warrants at the time of issuance. The portion of the proceeds were allocated to the warrants of $2,484 is accounted for as paid in capital.

The warrants contain an anti-dilution clause which become effective if any instrument is issued after the warrant  issuance is converted into common stock at a price lower than the warrant conversion price. During the nine months ended December 31, 2023 the valuation resulted in a deemed dividend from the down round calculation of $550,000 with a recalculated conversion price change to $0.05 per share.

The weighted average remaining life and intrinsic value of the warrants as of December 31, 2023 was:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Life	Intrinsic Value
Outstanding at March 31, 2022	3,700,000	$0.15	1.35	$--
Granted	1,500,000	0.44	1.75	--
Exercised	(4,200,000)	--	--	--
Expired	--	--	--	--
Outstanding as of March 31, 2023	1,000,000	0.60	1.50	--
Granted	--	--	--	--
Exercised	--	--	--	--
Expired	--	--	--	--
Balance at December 31, 2023	1,000,000	$0.05	0.75	$--

As of December 31, 2023 there were 1,000,000 warrants outstanding. The remaining life weighted average was 0.75 and intrinsic value of zero.

NOTE 8 - CONVERTIBLE DEBT

On August 31, 2022 the Company entered into an agreement with an unrelated third party for convertible debentures totaling $1,500,000. The first $500,000 was paid at closing with the second $500,000 paid on September 20, 2022, upon filing of an S-1 Registration, and the third $500,000 paid on September 27, 2022, upon the S-1 becoming effective. Each debenture matures one year from date of issuance. The interest rate for each debenture is six percent (6%) per annum and the Debenture may be converted at the lesser of $0.30 per share or eighty percent (80%) of the lowest VWAP of the Company’s common stock for ten consecutive trading days immediately prior to the conversion date and carried an original discount of 3% of the debenture face value. The Company also issued a warrant to purchase 750,000 shares of the Company’s common stock for a period of two years, expiring on August 30, 2024, at an exercise price of $0.60 per share. As part of the agreement the Company filed an S-1 registration statement registering the underlying common shares for the debenture conversion and the warrants.

The initial derivatives were calculated for each debenture as follows:

1. Debenture 1- risk free interest of 3.50%, volatility of 137% and expected life of 1.00 years

2. Debenture 2- risk free interest of 4.03%, volatility of 140% and expected life of 1.00 years

3. Debenture 3- risk free interest of 3.98%, volatility of 141% and expected life of 1.00 years

During the nine months ended December 31, 2023, the Company issued to the note holder 8,205,263 shares of common stock for the conversion of $300,000 of the convertible notes plus $17,556 of accrued interest.

F-27

On June 29, 2023 the Company signed a redemption agreement, amended on August 31, 2023, with the debentures owner pertaining to the outstanding principal balance of $400,000. Under the terms of the agreement the Company paid the debenture owner $50,000 on August 24, 2023. The terms of the agreement requires principal payments of $50,000, which was made before September 30, 2023, $50,000 to be paid on or before October 31, 2023 and the balance of $250,000 on or before December 31, 2023. The debenture owner has agreed not to convert any of the principal or interest to common stock through December 31, 2023 and if the terms of the agreement are met will forgive any interest on the outstanding amounts of the debentures. On October 30, 2023 ,the Company paid $50,000 against the note outstanding per the settlement agreement leaving a balance due on December 31, 2023 of $250,000. On December 15, 2023 the balance of the note of $250,000 was paid in full.

On September 2, 2022 the Company entered into an agreement with an unrelated third party for convertible debentures totaling $500,000. The first $250,000 was advanced to the Company at closing with the second $250,000 to be paid to the Company upon the S-1 becoming effective (note next paragraph below). Each debenture matures one year from date of issuance. The interest rate for each debenture is six percent (6%) per annum and the Debenture may be converted at the lesser of $0.30 per share or eighty percent (80%) of the lowest VWAP of the Company’s common stock for ten consecutive trading days immediately prior to the conversion date and carried an original discount of 3% of the debenture face value. The Company also issued a warrant to purchase 250,000 shares of the Company’s common stock for a period of two years, expiring on August 30, 2024, at an exercise price of $0.60 per share. As part of the agreement the Company filed an S-1 registration statement registering the underlying common shares for the debenture conversion and the warrants. The initial derivative was calculated using risk free interest of 3.47%, volatility of 137% and expected life of 1 year. During the nine months ended December 31, 2023, the Company issued to the note holder 1,331,919 shares of common stock for the conversion of $45,000 of the convertible note plus $5,240 of accrued interest leaving a note balance of $5,000 plus accrued interest. On October 23, 2023, the Company paid $5,000 against the outstanding convertible notes payable and the interest was forgiven, leaving a balance due of zero.

On December 1, 2023 the Company issued an amended convertible debenture to an unrelated third party under the agreement dated September 2, 2022 (noted in the paragraph above), totaling $250,000 The debenture had an original discount of 10% with no accrued interest and matures on May 30, 2024. The note is convertible into common stock of the Company at the rate of $0.10 per share. On December 6, 2023, the note holder converted $125,000 of the note into 1,250,000 shares of common stock of the Company. As of December 31, 2023, the outstanding balance of the note was $125,000.

During the nine months ended December 31, 2023, the Company issued an aggregate of 10,787,180 shares of common stock with a value of $482,796 for the conversion of $470,000 of convertible note and $22,795 in interest. The conversion of the shares plus the principal payment noted above leaves a balance due of $125,000 in convertible notes plus accrued interest.

NOTE 9 - FAIR VALUE MEASUREMENTS AND DERIVATIVE LIABILITIES

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1	–

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities, and listed equities.

Level 2	–

Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options, and collars.

Level 3	–

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value

F-28

As December 31, 2023, the Company believes the amounts reported for cash, payables, accrued liabilities and amounts due to related parties approximate their fair values, due to the nature or duration of these instruments. During the nine months ended December 31, 2023, the Convertible note holder entered into an agreement in which the Company will pay the principal note balance by December 31, 2023. The note holder will not convert any amount of the outstanding notes into common stock unless the principal has not been paid per the agreement. As of December 31, 2023 the note was paid in full.

The following table represents the change in the fair value of the derivative liabilities during the quarter ended December 31, 2023:

	Level 1	Level 2	Level 3
Fair value of derivative liability as of March 31, 2023	$-	$-	$663,426
Change at conversion			(191,258)
Change in fair value of the derivative	-	-	(472,168)
Balance at December 31, 2023	$-	$-	$-

NOTE 10 - COMMITMENTS AND CONTINGENCIES

On September 30, 2016, the Company entered a cell line sales agreement with the product manufacturer. Under the terms of the agreement the Company is obligated to make future payments based on the milestones of its achievements. These future payments may be as followed;

1. $225,000 upon the initiation (first dose/first patient) of the first Phase III clinical trial (or equivalent) of a Product

2. $225,000 payable upon the first Biologics License Application approval (or equivalent) of a product.

3. Annual maintenance fee upon completion of phase I manufacturing or the transfer of the cell line from Catalent’s control of $50,000;

4. A contingent sales fee upon first commercial sale of a product of 1% of sales or $150,000 whichever is greater payable quarterly.

As of December 31, 2023 the outstanding balance was $50,090.

On March 9, 2020, the Board of Directors of the Company adapted an expense bonus program. Under the program, if an acquisition, merger or change in control is affected, 10% of the value of the transaction will be allocated to pay the expenses of the transaction including but not limited to legal, accounting, transfer fees and other miscellaneous expense. The balance of the fund after expenses will be allocated 20% to directors and 80% to officers and employees of the Company as allocated by the Chief Executive Officer and approved by the Board of Directors.

F-29

NOTE 11 - LICENSE AGREEMENT

On March 31, 2021, the Company issued a license agreement for US $5,000,000 to BioRay Pharmaceutical Co, LTD, (Licensee) licensing Pritumumab internationally with the exclusion of North and Central America and the Caribbean Islands. Under the terms of the agreement the Company received $250,000 upon signing of the agreement plus $750,000 with the start of the phase 1 clinical trials, which started in March 2021. In addition, the Company received $750,000 upon the initial patient enrolled at the dosage level of 8.0 mg/kg. Further payments of $2,500,000 were to be received when the FDA approves the phase 2 clinical trials and $750,000 to receive when the phase 2 clinical trials begin. Upon commercialization by the Licensee, the Company was to receive a 9% royalty on net sales for 20 years. Since the inception of the license agreement the Company had receive payments totaling $1,750,000for the first 2 payments . On June 6, 2023 the Company and BioRay mutually agreed to terminate the license agreement, at no cost to either party, returning the worldwide rights to the Company. Under the terms of the agreement no further payments were to be received.

NOTE 12 - SUBSEQUENT EVENTS

On January 30, 2024 the Company issued 1,000,000 shares of common stock with a value of $100,000 for cash.

On January 30, 2024 the Company issued 250,000 two year warrants with a exercise price of $0.60 per share.

The Company has evaluated subsequent events to determine events occurring after December 31, 2023 through the date of this filing that would have a material impact on the Company’s financial results or require disclosure and have determined none exist, other than those noted above in this footnote.

F-30

Item 16 - Exhibits

(a)(3)	Exhibits

The following exhibits are filed as part of this report:

(b) Exhibits

Exhibit Number	Description
3.1(i)	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form 10 with the Commission on October 28, 2014).
3.1(ii)	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form 10 with the Commission on October 28, 2014).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form 10 filed with the Commission on October 28, 2014).
4.1

Warrant for 750,000 shares of the Company’s common stock issued to YA II PN, LTD. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2022)

4.2

Convertible Debenture issued by the Company to Platinum Point Capital LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 9, 2022)

4.3

Warrant for 250,000 shares of the Company’s common stock issued to Platinum Point Capital Ltd. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 9, 2022)

5.1*	Opinion re: Legality
10.3

Registration Rights Agreement dated September 6, 2022 by and among the Registrant and Platinum Point Capital LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 9, 2022).

23.1	Consent of Fruci & Associates II, PLLC
23.2	Consent of Odom Law Group, APLC (included in Exhibit 5.1)
101	XBRL data files of Financial Statements and Notes relating to this Form S-1 **
107	Filing Fee Table

_________

* filed herewith

** In accordance with Regulation S-T, the Interactive Data Files in Exhibit 101 relating to this Form S-1 shall be deemed “furnished” and not “filed.”

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Item 17 - Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Palm Beach  State of Florida on April 3, 2024

NASCENT BIOTECH INC.

By:	/s/ Sean Carrick
Sean Carrick, CEO

By:	/s/ Lowell Holden
Lowell Holden, CFO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Carrick	CEO and Director
Sean Carrick	(Principal Executive Officer)	April 3, 2024

/s/ Lowell Holden	CFO and Director
Lowell Holden	(Principal Financial and Accounting Officer)	April 3, 2024

/s/ Douglas Karas	Director	April 3, 2024
Douglas Karas

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32,250,000 Shares of Common Stock

NASCENT BIOTECH INC.

PROSPECTUS

_____________, 2024

[ cover page ]

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